UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INNOSPEC INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

2019

March 22, 2019

Dear Fellow Stockholder:

It is with great pleasure that we invite you to our 2019 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 8, 2019 at 10.00 a.m. Central Time at Innospec’s offices at 2600 Technology Forest Blvd., The Woodlands, Houston, TX 77381.

Important notice regarding availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 8, 2019:

We are continuing to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish proxy materials to stockholders via the internet. This electronic process gives you fast, convenient access to materials, reduces impact on the environment and reduces our printing and mailing costs. As you have received a Notice Regarding the Availability of Proxy Materials (“Notice”) by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. If you would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials which are included in the Notice.

Whether or not you plan to attend the annual meeting, your vote on matters to be acted upon at the meeting is important to us. We hope that you will vote by telephone or via the internet by following the instructions on your Notice or proxy card. Alternatively, if you have requested written proxy materials, you may vote by signing, dating and returning your proxy card. If you are a holder of record and you sign and return your proxy card without specifying your voting choices, your proxy will be voted in accordance with the Board of Directors’ recommendations as set out in the Proxy Statement.

If you are a beneficial holder of our stock (i.e. with shares held in “street name”), we urge you to give voting instructions to your broker so that your vote can be counted. This is important because brokers are not able to cast votes with respect to the election of directors or executive compensation unless they have received instructions from the beneficial owner of stock.

If you have any questions concerning the meeting, please contact Mr. David B. Jones, Innospec’s Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at 1-303-792-5554 or david.jones@innospecinc.com.

Thank you for your continued support. We look forward to seeing those of you who will be able to attend the 2019 Annual Meeting of Stockholders.

Sincerely,

Patrick S. Williams

President and Chief Executive Officer

INNOSPEC INC.

8310 South Valley Highway, Suite 350

Englewood, CO 80112

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Date and time	Wednesday, May 8, 2019, 10.00 a.m. Central Time

Place	Innospec’s offices at 2600 Technology Forest Blvd., The Woodlands, Houston, TX 77381

Proposals	Proposal 1	Re-election of three class III directors
	Proposal 2	Advisory approval of the Corporation’s executive compensation
	Proposal 3	Ratification of the appointment of the Corporation’s independent registered public accounting firm

Record Date	March 14, 2019

To obtain Proxy Materials	Internet	www.envisionreports.com/iosp (for stockholders of record) www.proxyvote.com (for beneficial owners with shares held in “street name”)
	Telephone	1-866-641-4276 (for stockholders of record) 1-800-579-1639 (for beneficial owners with shares held in “street name”)
Email

investorvote@computershare.com with “Proxy Materials Innospec Inc.” in the subject line (for stockholders of record)

sendmaterial@proxyvote.com (for beneficial owners with shares held in “street name”)

Voting Methods	Internet	www.envisionreports.com/iosp (for stockholders of record) www.proxyvote.com (for beneficial owners with shares held in “street name”)
	Telephone	Use the toll-free number shown on the proxy card
	Written ballot	Complete and return a proxy card (if you received a paper copy)
	In person	Attend and vote at the meeting

Stockholders may also transact any other business properly brought before the meeting. At this time, the Board of Directors knows of no other proposals or matters to be presented.

On behalf of the Board of Directors:

David B. Jones

Vice President, General Counsel,

Chief Compliance Officer and Corporate Secretary

March 22, 2019

PROXY STATEMENT

INFORMATION ABOUT THE 2019 ANNUAL MEETING OF STOCKHOLDERS AND VOTING AT THE MEETING

Why did you send me the Notice Regarding the Availability of Proxy Materials?

We sent you the Notice Regarding the Availability of Proxy Materials (the “Notice”) because the Board of Directors of Innospec Inc. (“Innospec” or the “Corporation”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders, which will be held on Wednesday, May 8, 2019 at 10.00 a.m. Central Time, at Innospec’s offices at 2600 Technology Forest Blvd., The Woodlands, Houston, TX 77381.

The Proxy Statement summarizes the information you need to vote at the 2019 Annual Meeting of Stockholders. You do not need to attend the 2019 Annual Meeting of Stockholders in person to vote your stock. Alternatively, you may simply vote by telephone, over the internet, or, if you have requested written proxy materials, by completing, signing and returning the accompanying proxy card.

Innospec intends to commence distribution of the Notice to stockholders on or about March 26, 2019.

What proposals will be voted on at the Annual Meeting of Stockholders?

Stockholders are being asked to consider and vote on three proposals at the 2019 Annual Meeting of Stockholders. The following is a summary of the proposals and the voting recommendations of the Board with respect to each proposal:

SUMMARY OF PROPOSALS

Proposal		How the Board Recommends You Vote

1	Re-election of three class III directors	FOR
2	Advisory approval of the Corporation’s executive compensation	FOR
3	Ratification of the appointment of the Corporation’s independent registered public accounting firm	FOR

Important notice regarding availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 8, 2019.

Are proxy materials available on the internet?

Yes. Our Proxy Statement, including proxy card, for the 2019 Annual Meeting of Stockholders and our 2018 Annual Report on Form 10-K are available at www.envisionreports.com/iosp for stockholders of record and www.proxyvote.com for beneficial holders.

Who is entitled to vote at the meeting?

March 14, 2019 is the record date for the 2019 Annual Meeting of Stockholders. If you owned Innospec Common Stock at the close of business on March 14, 2019, you are entitled to vote. On this record date, we had 24,804,576 shares of our Common Stock outstanding and entitled to vote at the 2019 Annual Meeting of Stockholders. Our Common Stock is our only class of voting stock.

How many votes do I have?

You have one vote for each share of Common Stock that you owned at the close of business on the March 14, 2019 record date. Your Notice indicates the number of shares of Common Stock you are entitled to vote.

What is the difference between holding stock as a stockholder of record and as a beneficial owner?

Although many stockholders are the record holders of their stock, others hold their stock beneficially, which means it is held through a stockbroker, bank or other nominee rather than directly in the stockholder’s own name. As summarized below, there are some differences between stock held of record and that owned beneficially.

Stockholder of Record

If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record and the Notice is being sent to you directly at your address of record. As the stockholder of record you have the right to grant your voting proxy directly to Innospec or to vote in person at the Annual Meeting of Stockholders. Alternatively, you may vote by telephone or via the internet as described below under the heading “Information about the 2019 Annual Meeting of Stockholders and Voting at the Meeting - May I vote by telephone or via the internet?”

Beneficial Owner

If your Common Stock is held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of stock held in “street name” and our proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your stock and are also invited to attend the 2019 Annual Meeting of Stockholders. However, since you are not the stockholder of record, you may only vote these shares in person at the 2019 Annual Meeting of Stockholders if you follow the instructions described below under the heading “Information about the 2019 Annual Meeting of Stockholders and Voting at the Meeting - How do I vote in person at the 2019 Annual Meeting of Stockholders?” Your broker or nominee has provided a voting instruction card for you to use in directing your broker or nominee as to how to vote your stock. You may also vote by telephone or via the internet by following your broker or other nominee’s directions as described below under the heading “Information about the 2019 Annual Meeting of Stockholders and Voting at the Meeting - May I vote by telephone or via the internet?”

How do I vote by proxy if I am a stockholder of record?

If you are a stockholder of record and you properly fill in your proxy card and it is received by us in time to vote, or you vote by internet or telephone, your “proxy” (i.e. one of the individuals named on your proxy card) will vote your stock as you have directed. If you sign the proxy card (including electronic signature in the case of internet or telephonic voting), but do not make specific voting choices, the person holding your proxy will vote your stock as recommended by the Board as follows:

“FOR” the re-election of three class III directors;

“FOR” the approval, on an advisory basis, of executive compensation; and

“FOR” the ratification of the appointment of the Corporation’s independent registered public accounting firm.

If any other matter is presented at the meeting, your vote will be cast in accordance with the best judgment of the individuals named on your proxy card. As of the date of printing this Proxy Statement, we know of no such other matters that need to be acted on at the 2019 Annual Meeting of Stockholders.

How do I give voting instructions if I am a beneficial holder?

If you are a beneficial owner of stock, your broker will communicate with you directly and ask you how you want your stock to be voted. If you give the broker voting instructions, the broker will vote your stock as you direct. If you do not give the broker voting instructions, one of two things can happen, depending on the type of proposal in question. Brokers have discretionary power to vote your stock with respect to “routine” matters, but they do not have discretionary power to vote your stock on “non-routine” matters. Brokers holding stock beneficially owned by their clients do not have the ability to cast votes with respect to the election of directors or executive compensation unless they have received instructions from the beneficial owner of the stock because these are considered non-routine matters. It is therefore important that you provide voting instructions to your broker if your shares of Common Stock are held beneficially through a broker so that your vote with respect to directors and executive compensation, and any other matter treated as “non-routine”, is counted.

May I vote by telephone or via the internet?

Yes, you may vote by telephone or via the internet. We encourage you to do so because your vote will be tabulated faster than if you mailed it. Please note the following depending on whether you are a stockholder of record or a beneficial owner whose shares are held by a bank or broker in “street name”:

If you are a stockholder of record, you may vote electronically through the internet at www.envisionreports.com/iosp or by telephone Toll Free 1-800-652-8683 within U.S.A., U.S. Territories and Canada.

If you are a beneficial owner and hold your stock in “street name,” you may vote electronically through the internet at www.proxyvote.com and you should contact your bank or broker to determine whether you will be able to vote by telephone.

Whether or not you plan to attend the 2019 Annual Meeting of Stockholders in person, we urge you to vote. Doing so by returning the proxy card or voting by telephone or via the internet will not affect your ultimate right to attend and vote in person.

Proxies submitted by the internet or telephone must be received by 1:00 a.m. Central Time on May 8, 2019.

May I revoke my proxy?

Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

🌑	Send in another signed proxy with a later date or resubmit your vote by telephone or the internet;

🌑

Send a letter revoking your proxy to Mr. David B. Jones, Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Innospec Inc., 8310 South Valley Highway, Englewood, CO 80112; or

🌑	Attend the 2019 Annual Meeting of Stockholders and vote in person.

If you wish to revoke your proxy, you must do so sufficiently in advance to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

How do I vote in person at the 2019 Annual Meeting of Stockholders?

If you are a stockholder of record, you may attend the meeting and vote your shares in person. If you choose to do so, please bring your Notice, or proxy card showing your control number and proof of identification.

If you are the beneficial owner of stock held in “street name”, you may vote your shares in person only if you obtain a signed proxy from the stockholder of record giving you the right to vote the stock. To do so, you must bring to the 2019 Annual Meeting of Stockholders proof of identification, an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the stock and a signed proxy from the stockholder of record giving you the right to vote the stock. The account statement or letter must show that you were the beneficial owner of the stock on the record date, which is March 14, 2019.

Even if you plan to attend the 2019 Annual Meeting of Stockholders in person, Innospec recommends that you vote your stock in advance by internet or telephone, or by returning the accompanying proxy card, as described above, so that your vote will be counted if you later decide not to attend the 2019 Annual Meeting of Stockholders.

What votes need to be present to hold the 2019 Annual Meeting of Stockholders?

To have a quorum for our 2019 Annual Meeting of Stockholders, the holders of a majority of the shares of Common Stock outstanding and entitled to vote need to be present in person or by proxy. Abstentions and broker “non-votes” are treated as present and entitled to vote and are counted in determining whether we have a quorum.

What vote is required to approve each proposal?

For Proposal 1, the affirmative vote of a plurality of the votes cast by holders of all stock entitled to vote on such proposal is required (meaning that the nominees for Innospec Director who receive the highest number of shares voted “for” their election are elected). While directors are elected by a plurality vote, we have a “majority vote” director resignation policy in place, as described below.

As Proposal 2 is an advisory vote, there is no specified vote requirement for approval. Innospec will consider that the affirmative vote of the majority of the stock present (in person or represented by proxy) and entitled to vote on such proposal reflects the advice of the stockholders.

For Proposal 3, the affirmative vote of the majority of the stock present (in person or represented by proxy) and entitled to vote on such proposal is required.

Proposal		Vote Required	Broker Discretionary Voting Allowed?

Proposal 1	Re-election of three class III directors	Plurality of votes of shares present	No

Proposal 2	Advisory approval of the Corporation’s executive compensation	Majority of the stock present in person or by proxy	No

Proposal 3	Ratification of the appointment of the Corporation’s independent registered public accounting firm	Majority of the stock present in person or by proxy	Yes

What is our “Majority Vote” Director Resignation Policy?

According to the procedure set forth in the Corporation’s Corporate Governance Guidelines, in an uncontested election, any nominee for director (including incumbent directors) who receives a greater number of votes “withheld” from his or her election than votes “for” such election must offer his or her resignation promptly to the Board of Directors following certification of the stockholder vote. Upon receipt of the resignation, the Nominating and Corporate Governance Committee will consider the resignation offer and recommend to the Board of Directors whether to accept it. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 120 days following certification of the stockholder vote. The Nominating and Corporate Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept a Director’s resignation. Thereafter, the Corporation will promptly disclose the Board’s decision whether to accept the Director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K furnished to the SEC. This resignation policy does not apply to contested director elections.

How are votes counted?

In the election of Innospec Directors, your vote may be cast “FOR” each of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you “withhold” authority to vote with respect to one or more nominees for Innospec Director, your vote will have no effect on the election of such nominees.

Your vote may be cast “FOR”, “AGAINST” or “ABSTAIN” with respect to the advisory approval of executive compensation, and the ratification of the appointment of Innospec’s independent registered public accounting firm.

If you sign (including electronic confirmations in the case of internet or telephone voting) your proxy card with no instructions on how to vote, your stock will be voted in accordance with the recommendations of the Board. If you sign (including electronic confirmation in the case of internet or telephone voting) your broker voting instruction card with no instructions on how to vote, your stock will be voted in the broker’s discretion only with respect to “routine” matters but will not be voted with respect to “non-routine” matters. As described in “Information about the 2019 Annual Meeting of Stockholders and Voting at the Meeting - How do I give voting instructions if I am a beneficial holder?”, election of directors and executive compensation are considered non-routine matters. We will appoint one or more inspectors of election to count votes cast in person or by proxy.

What is the effect of broker non-votes and abstentions?

A broker “non-vote” occurs when a broker holding stock for a beneficial owner does not or cannot vote on a particular proposal because the broker does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Common Stock owned by stockholders electing to abstain from voting with respect to any proposal will be counted towards the presence of a quorum. Common Stock beneficially owned and voted by the beneficiary through a broker will be counted towards the presence of a quorum, even if there are broker non-votes with respect to some proposals, as long as the broker votes on at least one non-routine proposal.

Abstentions and instructions to withhold votes with respect to any nominee for director election (which uses a plurality standard) will result in those nominees receiving fewer votes but will not count as votes “against” the nominee. Broker non-votes will not be considered present and entitled to vote with respect to elections of directors and therefore will have no direct effect on the outcome of the election of directors. Abstentions will be treated as present and entitled to vote with respect to Proposals 2 and 3 and, therefore, will have the effect of votes “against” these proposals. Broker non-votes will have no direct effect on the outcome of these proposals.

What happens if the 2019 Annual Meeting of Stockholders is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled 2019 Annual Meeting of Stockholders. You will still be able to change or revoke your proxy until it is voted.

Where can I find the voting results?

Final voting results will be disclosed in a Form 8-K to be filed with the SEC within four business days after the 2019 Annual Meeting of Stockholders. If official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available. You can find the Form 8-K on our website at www.innospecinc.com.

Will Innospec’s independent accountants attend the 2019 Annual Meeting of Stockholders?

A representative of KPMG LLP (“KPMG”), our current independent registered public accounting firm, will be available by telephone at the 2019 Annual Meeting of Stockholders to answer questions and will have an opportunity to make a statement if such representative wishes.

Do Directors attend the 2019 Annual Meeting of Stockholders?

Our Corporate Governance Guidelines provide that Directors are expected to attend our annual meetings of stockholders and any special meeting of stockholders called by Innospec to consider extraordinary business transactions. Unless they are unable to do so as a result of special circumstances, Directors are encouraged to attend all other special meetings of stockholders called by Innospec. All of our Directors then in office attended the 2018 Annual Meeting of Stockholders that was held on May 9, 2018.

Can a stockholder or interested person communicate directly with our Board? If so, how?

Any stockholder and other interested person who may desire to contact the Chairman or any of the Directors of Innospec may do so via the following e-mail address: contact.board@innospecinc.com, or by writing to them at Innospec Inc., 8310 South Valley Highway, Englewood, CO 80112. The Corporate Secretary or the Assistant General Counsel will review communications received electronically and forward them to the addressee of the communication. The Corporate Secretary will review the communications received by mail or courier and forward to the appropriate addressee.

Whom should I call if I have any questions?

If you have any questions about the 2019 Annual Meeting of Stockholders, voting or directions to attend the 2019 Annual Meeting of Stockholders, please contact Mr. David B. Jones, Innospec’s Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, at 1-303-792-5554 or at david.jones@innospecinc.com.

CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board of Directors believes that adherence to sound corporate governance policies and practices is important in ensuring that the Corporation is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of the stockholders. We have adopted a set of Corporate Governance Principles intended to reflect a set of core values that provide the foundation for our governance and management systems and our interactions with others. The Board of Directors believes that corporate governance is an evolving process and periodically reviews and updates the Corporate Governance Guidelines. A current copy of those principles can be found on our website under the heading Corporate Governance at www.innospecinc.com/about-us/corporate-governance, or by writing to Mr. David B. Jones, Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Innospec Inc., 8310 South Valley Highway, Englewood, CO 80112.

Stockholder Engagement

The Corporation undertook a comprehensive investor engagement program in 2018, directly engaging with almost 60 investment groups. This included six of the ten largest investors in Innospec. This program included three investor conferences, in New York, Boston and San Francisco, and two non-deal road-shows, meeting with investors in Chicago, New York, Baltimore, Philadelphia, Boston and Burlington.

The Corporation was represented by a minimum of two, and often three, of the senior company executives comprising the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and the Senior Vice-President of Investor Relations. In each case, an updated presentation was produced covering the business performance, the strategy and the financial management of the Corporation. This presentation was concurrently updated on the company’s website to ensure that all investors have access to the same information.

As well as business performance and strategy, other issues were discussed as raised by investors. These included leadership, succession planning and compensation mechanisms, and environmental and social responsibility matters, as outlined in the Innospec Responsible Business Report for 2017, which is also available on the Corporation’s website at: www.innospecinc.com/about-us/corporate-social-responsibility/sustainability/sustainability-reports.

Corporation’s Leadership Structure

The Board believes that the roles of Chairman of the Board (a non-executive position) and Chief Executive Officer should remain separate to enable the Board to provide effective guidance to management and promote oversight and accountability of management. This separation preserves the distinction between the management and oversight functions, maintaining the responsibility of management to help develop corporate strategy and the responsibility of the Board to review and provide input on corporate strategy. To fulfil the role, the Chairman of the Board, among other things: creates and maintains an effective working relationship between the Board and the Corporation’s management; provides the CEO with on-going direction as to current Board needs, interests, views and expectations; and ensures that the Board agenda is appropriately directed to the matters of greatest importance to the Corporation.

The duties of the non-executive Chairman of the Board include:

🌑	presiding over all meetings of the Board;
🌑	preparing the agenda for Board meetings in consultation with the CEO, CFO and other members of the Board;

🌑	calling and presiding over meetings of the independent Directors;
🌑	co-ordinating periodic review of management’s strategic plan for the Corporation;
🌑

after consulting with other Board members and the CEO, making recommendations to the Nominating and Corporate Governance Committee as to the membership of various Board Committees and Committee Chairs;

🌑	managing the Board’s process for Director self-assessment and evaluation of the Board;
🌑	presiding over all meetings of stockholders;
🌑	encouraging active participation by each member of the Board; and
🌑	performing such other duties and services as the Board may require.

The Board’s Role in Risk Management

The Board’s role in risk oversight and management is consistent with the Corporation’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Corporation’s risk exposure, and the Board and its committees providing oversight in connection with these efforts. Risk management is an integral part of Board and committee deliberations throughout the year. As part of its general oversight function, the Board monitors and evaluates how management operates the Corporation. When making any decisions and approving strategies the Board considers, among other things, the risks and exposure the Corporation faces, including operational and regulatory risks, their relative magnitude and management’s plan for mitigating these risks. The Audit Committee considers risk issues associated with the Corporation’s overall financial reporting, disclosure process and financial compliance. In addition to its regularly scheduled meetings, the Audit Committee meets with the CFO, the Head of Business Assurance and the independent registered public accounting firm in executive sessions at least quarterly. The Nominating and Corporate Governance Committee discusses legal and compliance risks and issues at its regularly scheduled meetings and meets with the Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary during such meetings, including with respect to promoting compliance with anti-corruption and other important applicable laws. The Board annually reviews an assessment of the primary operational and regulatory risks facing the Corporation, their relative magnitude and management’s plan for mitigating these risks, including cyber-security risk. In addition, the Board discusses risks related to the Corporation’s business strategy at periodic strategic planning meetings and at other meetings as appropriate.

Director Independence

The Board of Directors, after considering broadly all relevant facts and circumstances of which it is aware, including those matters set forth under Information about the Executive Officers – Family Relationships and under “Certain Other Transactions and Relationships”, has determined that all its non-employee members are independent within the meaning of the NASDAQ Marketplace Rule 5605(a)(2) applicable on the date of this Proxy Statement.

We have also adopted standards for director independence that can be found on our website at www.innospecinc.com/about-us/corporate-governance.

The Board has determined that each member of the Board, who served during 2018 and/or who currently serves, except for Mr. Williams, meets the independence standards described above. Mr. Williams is not treated as independent because, as President and CEO, he is an employee of the Corporation.

Executive Sessions of Independent and Non-Management Directors

Executive sessions of independent and non-management Directors are led by the Chairman. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Chairman at his discretion or at the request of the Board. There were four executive sessions of non-management Directors during fiscal year 2018.

The Board will continue to monitor the standards for director independence established under applicable law or NASDAQ listing requirements and will ensure that the Corporation’s Corporate Governance Principles continue to be consistent with those standards.

Board Committees

The Board maintains the following committees to assist it in discharging its oversight responsibilities. The current membership of each committee is shown below:

Board Member	Audit	Compensation	Nominating and Corporate Governance
Mr. Hugh G. C. Aldous	Member		Chair of Committee
Mr. Milton C. Blackmore		Member	Member
Mr. David F. Landless	Chair of Committee
Mr. Lawrence J. Padfield		Member	Member
Mr. Joachim Roeser	Member	Chair of Committee

The Audit Committee operates pursuant to a written Audit Committee Charter, and is responsible for monitoring and overseeing the Corporation’s internal controls and financial reporting process, the independent audit of the Corporation’s consolidated financial statements by the Corporation’s independent registered public accounting firm, KPMG, and the other responsibilities detailed in its Charter, including assisting the Board with its oversight of legal and regulatory compliance requirements. A current copy of the Audit Committee Charter is available on our website under “Corporate Governance” at: www.innospecinc.com/about-us/corporate-governance.

The Audit Committee members are Mr. Landless, Mr. Aldous and Mr. Roeser. Mr. Landless was appointed Chairman of the Audit Committee on May 4, 2016. Mr. Aldous was appointed to the Audit Committee on February 15, 2005 and Mr. Roeser was appointed to the Audit Committee on May 9, 2012.

Each of the members of the Audit Committee meets the criteria for director independence required under the NASDAQ’s Marketplace Rules.

The Board of Directors has determined that all Audit Committee members possess the required level of financial literacy and are independent for the purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NASDAQ rules. The Board of Directors has determined that each of Messrs. Landless and Aldous qualify as “Audit Committee Financial Experts”, as such term is defined in SEC rules, and meet the standard for financial knowledge and sophistication required by NASDAQ. In the case of Mr. Landless, the Board made this determination based on Mr. Landless’ qualification as a chartered management accountant and his previous experience as Group Finance Director of Bodycote plc. and before that Finance Director of Courtaulds Coatings (Holdings) Limited. He also has direct experience as a Non-Executive Director and Audit Committee Chair of Luxfer Holdings plc. as well as Audit Committee Chair of Renold plc. In the case of Mr. Aldous, the Board of Directors made the determination based on Mr. Aldous’ qualification as a chartered accountant and his previous role as a partner and Chief Executive Officer of Robson Rhodes LLP, Chartered Accountants and partner of Grant Thornton LLP, Chartered Accountants.

The Corporation’s independent registered public accounting firm reports directly to the Audit Committee. The Corporation’s Business Assurance group also reports directly to the Audit Committee.

The Audit Committee meets with management and the Corporation’s independent registered public accounting firm prior to the filing of the certifications of the CEO and CFO with the SEC to receive information concerning, among other things, significant deficiencies or material weaknesses in the design or operation of internal controls.

Any stockholder or employee may submit at any time a good faith complaint or concern regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Corporation without fear of dismissal or retaliation of any kind. Employees are encouraged to report their concerns and complaints to the Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary or to the Audit Committee. Confidential, anonymous reports may be made by writing to: Mr. David B. Jones, Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, 8310 South Valley Highway, Englewood, CO 80112. All complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters will be retained in accordance with the Corporation’s document retention policy.

The Corporation limits the number of Audit Committees of SEC reporting companies on which its Audit Committee members may serve to three or less.

The Audit Committee Report appears later in this Proxy Statement.

Compensation Committee

The Compensation Committee operates under a written Compensation Committee Charter that governs its duties and standards of performance. A copy of the Compensation Committee Charter is available on our website under “Corporate Governance” at: www.innospecinc.com/about-us/corporate-governance.

The Compensation Committee members are Mr. Roeser, Mr. Blackmore and Mr. Padfield. The Compensation Committee reviews management compensation programs, recommends compensation terms and agreements for senior Executive Officers to the Board for Board approval, reviews changes in compensation for senior Executive Officers and Non-Executive Directors (“NEDs”) and administers the Corporation’s stock option plans. Mr. Roeser was appointed to the Compensation Committee on July 28, 2008, and became its Chairman on October 1, 2009. Mr. Blackmore was appointed to the Committee on June 1, 2010. Mr. Padfield became a member of the Committee upon his appointment on December 1, 2012.

Each of the Compensation Committee members meets the criteria for director independence required under the NASDAQ Marketplace Rules.

The Compensation Committee Report appears later in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During 2018, no Compensation Committee members were officers or employees of the Corporation, were former officers of the Corporation or were engaged in transactions with a related person that would be required to be disclosed by relevant SEC rules.

In addition, during 2018 none of the Corporation’s Executive Officers served as directors or board committee members of other entities where any executive officers served as a Director of the Corporation or as a member of any of the Corporation’s Board Committees.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members consistent with criteria approved by the Board, recommend to the Board the persons to be nominated by the Board for election as Directors at the 2019 Annual Meeting of Stockholders, develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board and management. The Nominating and Corporate Governance Committee monitors the work of Legal and Compliance in ensuring observance of those principles.

The members of the Nominating and Corporate Governance Committee are Mr. Aldous, Mr. Blackmore and Mr. Padfield. Mr. Aldous was appointed to the Nominating and Corporate Governance Committee on July 28, 2008, as its Chairman. Mr. Blackmore was appointed to the Nominating and Corporate Governance Committee effective May 9, 2012. Mr. Padfield was appointed to the Nominating and Corporate Governance Committee on April 24, 2018, to replace Mr. Paller who resigned from the committee on the same date.

The Nominating and Corporate Governance Committee also plays an advisory role to the Board in helping shape the corporate governance policy of the Corporation which extends to involvement in promoting legal compliance by the Corporation, including through meetings and reviews with the Corporation’s Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary with respect to anti-corruption and other important laws that are applicable to the Corporation and its business, and providing an assessment of that review to the Board.

Each of the members of the Nominating and Corporate Governance Committee meets the criteria for director independence required under the NASDAQ Marketplace Rules.

The Nominating and Corporate Governance Committee operates under a written Nominating and Corporate Governance Committee Charter that governs its duties and standards of performance. A current copy of the Nominating and Corporate Governance Committee Charter is available on our website under the heading Corporate Governance at: www.innospecinc.com/about-us/corporate-governance.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for Director. The Nominating and Corporate Governance Committee considers each person’s judgment, experience, independence, understanding of our business or other related industries and such factors as the committee determines relative in light of the needs of the Board of Directors and the Corporation. The Nominating and Corporate Governance Committee reviews the skills and attributes of Board members within the context of the current make-up of the full Board and regularly assesses the appropriate size of the Board and whether vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential candidates for Director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, stockholders or other persons. In addition, the Nominating and Corporate Governance Committee has retained a professional search firm to assist in identifying and evaluating potential candidates for nomination at the 2020 Annual Meeting of Stockholders. The Board considers diversity in the nominating process, along with other criteria, for potential Director candidates. The recruitment specification for new Directors concentrates on candidates who are seasoned executive officers, with significant relevant experience, both at board level and within industry.

These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any time during the year. The nominees for election at this year’s Annual Meeting of Stockholders were approved for nomination by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for election to the Board. In order for any candidate to be considered by the Nominating and Corporate Governance Committee, and if nominated, included in the Proxy Statement, such recommendation should be received no later than the deadline for submission of stockholder proposals. See “Stockholders’ Proposals for the 2020 Annual Meeting of Stockholders”. Recommendations should be sent to the Corporate Secretary and should specify the nominee’s name, qualification for Board membership and any other information required by the Corporation’s Bylaws. All properly submitted stockholder nominations for Director candidates received by the Corporate Secretary will be submitted to the Nominating and Corporate Governance Committee for review and consideration. The Nominating and Corporate Governance Committee will consider stockholder recommendations for Director candidates, but the Nominating and Corporate

Governance Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background information (including qualifications) is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will use the same process to evaluate Director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.

Meetings and Attendance

In 2018, the full Board met six times (including twice by conference call), the Audit Committee met four times (and held four meetings by conference call), the Compensation Committee met five times, and the Nominating and Corporate Governance Committee met four times. There were four Non-Executive Director Committee meetings. Directors are expected to attend all Board Meetings and meetings of Committees on which they serve. Directors are expected to attend all meetings of stockholders. All of the Directors attended the 2018 Annual Meeting of Stockholders. During the year ended December 31, 2018 each of the Directors attended, in person or by teleconference, all the meetings of the Board and meetings of Committees of the Board on which he served that were held while he was a member.

Code of Ethics

The Board has adopted a Code of Ethics, violations of which may be reported to the Chairman of the Nominating and Corporate Governance Committee or the Corporate Secretary. This Code of Ethics is intended to promote, among other things, honest and ethical conduct, full and accurate reporting and compliance with applicable laws and regulations. A copy of the Code of Ethics is available on our website under the heading Corporate Governance at: www.innospecinc.com/about-us/corporate-governance.

Anti-Hedging Policy

The Corporation’s stock trading policy contains an anti-hedging provision that prohibits directors, officers and employees from hedging any stock, share or other securities issued by the Corporation, including through the use of financial instruments, such as prepaid variable forwards, equity swaps, collars and exchange funds.

Anti-Pledging Policy

The Corporation’s stock trading policy contains a provision that prohibits directors, officers and employees from holding any stock, share or other securities issued by the Corporation in a margin account, or from otherwise pledging such securities as collateral for a loan, unless the person obtains approval in advance from the Nominating and Corporate Governance Committee of the Corporation’s Board of Directors. No approval will be granted unless that person clearly demonstrates the financial capacity to repay the loan (which must not constitute margin debt) without resorting to the pledged securities. (Pledges arising from certain types of hedging transactions are governed by the anti-hedging policy described above).

Copies of Code of Ethics, Corporate Governance Guidelines and Committee Charters

Copies of our Code of Ethics, Corporate Governance Guidelines and each of the Board Committee charters can be accessed via the Corporation’s website at: www.innospecinc.com/about-us/corporate-governance. The Corporation intends to disclose on this section of its website any amendments to, or waivers from, its Code of Ethics that are required to be publicly disclosed pursuant to the rules of the SEC or NASDAQ.

CORPORATE SOCIAL RESPONSIBILITY

As a global specialty chemical company, Innospec understands that the way we conduct our business is essential to the long-term success of Innospec. Our responsible business strategy and focus takes into account four pillars: economic, social, environmental and governance. We believe this approach reflects our stakeholders’ priorities and demonstrates our commitment to striving to grow our business in what we believe to be a sustainable and socially responsible manner.

Our Corporate Social Responsibility (“CSR”) program is overseen by the Responsible Care Executive Committee (“RESPECT”). RESPECT comprises of members of the senior leadership team who set annual CSR objectives in line with Innospec’s focus areas and meet quarterly to monitor progress towards achieving them.

As part of our commitment to being open and transparent about our performance, our latest Responsible Business Report, being our 2017 Report, was independently assured to the globally recognised AA1000 Assurance Standard to ensure it is accurate and evidence based.

Performance highlights of our 2017 Responsible Business Report include:

🌑	Strong financial performance with annual sales exceeding $1.3 billion for the first time;
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Continued focus on reducing our energy, Greenhouse Gas (“GHG”), hazardous waste and water usage, including a 6 percent reduction in absolute GHG emissions and a 17 percent reduction in water usage compared to 2016;

🌑	Launch of our new corporate behavioural safety program, Journey to Zero Harm;
🌑	Over $453,000 being raised to support 152 worldwide charities local to our operations through our Innospec Cares program and a variety of fundraising and sponsorship events;
🌑	9 percent reduction in numbers of accidents – compared to 2016; and
🌑	A total of 1,903 employees and contractors taking part in Innospec online compliance training programs.

Further information on our Corporate Social Responsibility program and performance is available in our annual Responsible Business Report, available online in the sustainability reports section of the Corporation’s website at https://innospecsustainability.com.

PROPOSAL 1 – RE-ELECTION OF THREE CLASS III DIRECTORS (Item 1 on the Proxy Card)

The first proposal to be voted on at the meeting is the re-election of three class III directors. The directors re-elected at this meeting will serve until the 2022 Annual Meeting of Stockholders. The Board has nominated Mr. David F. Landless, Mr. Lawrence J. Padfield and Mr. Patrick S. Williams, current class III directors, whose terms expire at the upcoming Annual Meeting of Stockholders, for re-election to the Board.

The Bylaws of the Corporation provide that the number of directors shall be not less than three nor more than twelve members, the exact number of which shall be determined from time to time by resolution adopted by the Board of Directors, and that the Board shall be divided into three classes, designated class I, class II and class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors.

The Board recommends a vote “FOR” all nominees.

If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected.

According to the Bylaws, the above-named nominees will be elected to the Board on a plurality of the votes of the shares present (in person or by proxy) at the meeting and entitled to vote. However, as described above in more detail, the Corporation’s Corporate Governance Guidelines requires that any nominee, who receives more “withheld” votes than “for” votes, must submit a resignation which is subject to acceptance or rejection by the Board of Directors.

Biographical information about the nominees is included under “INFORMATION ABOUT THE BOARD OF DIRECTORS” below.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The following is biographical and other information about our current Directors, including the nominees for election at the 2019 Annual Meeting of Stockholders.

Class I Directors

Mr. Hugh G. C. Aldous

Age: 74

Director since January 11, 2005

Committees: Nominating and Corporate Governance (Chair), Audit

Mr. Aldous currently serves as Chairman of Downing Strategic Micro-Cap Investment Trust plc., quoted on the London Stock Exchange (appointed 2017) and SPL Guernsey ICC Limited, the umbrella company for a number of cells in Guernsey, all of which he also chairs (appointed December 2009). Mr. Aldous is a non-executive director of the London listed public company Draper Esprit Venture Capital Trust plc. (appointed March 2007) and he was, from 2007 to July 2018, a non-executive director of the London listed public company Polar Capital Holdings plc., a parent company that controls an asset management business that includes two SEC registered entities. Mr. Aldous was a member of the U.K. Competition Commission from 1998 to 2001 and was appointed a U.K. Government Inspector of Companies several times between 1987 and 2003. He has authored several reports on corporate governance issues, has served as the audit committee chairperson for several public companies and currently chairs the audit committee of a London public company (which is not SEC listed). From 2007 to 2015, Mr. Aldous was Chairman of Capita Sinclair Henderson Limited, a company servicing the fund management industry and a subsidiary of the London listed Capita Group plc. From 2007 to 2010 Mr. Aldous was Executive Chairman of Melorio plc., a London quoted company in the training industry, which was sold to Pearson plc. in July 2010. Mr. Aldous was for thirty two years a partner in RSM Robson Rhodes (Chartered Accountants) of which he was CEO from 1987 to 1997 and Grant Thornton UK LLP.

Key Attributes, Experience and Skills:

Mr. Aldous has a wealth of experience in financial reporting, in the financial services industry and in corporate governance generally which provides the Board with an executive and leadership perspective on the management, operations and financial reporting and accounting oversight of a public listed company. As an Inspector of Companies for the U.K. Government he spent many years investigating matters of corporate governance. He also has a great deal of experience of listed companies, particularly in the U.K.

Mr. Joachim Roeser

Age: 65

Director since January 1, 2008

Committees: Compensation (Chair), Audit

Mr. Roeser was the Chief Executive Officer of the Amber Chemical Group, a global specialty silicone producer, owned by Caledonia Investments plc. for eight years, until March 2014. In July 2014, he became a Senior Adviser of Beyond Capital Partners GmbH, a German private equity firm, focussing on mid-size and family companies. He has been a Senior Adviser of Trumont International, a mergers and acquisition advisory firm for the chemicals industry and allied sectors since July 2011. In May 2015, he was appointed a non-executive director of C² Pharma, a global active pharmaceutical ingredients manufacturer/distributor. He was Non-Executive Chairman of Fluidata Ltd, a business internet service provider company, from January 2007 until March 2015.

Mr. Roeser is a German national and has lived and worked in Belgium, France and Germany, as well as in the U.K. Previously, he was President and Chief Executive Officer of Luzenac, a Rio Tinto subsidiary and the world’s leading talc mining producer, for five years from May 2001 to April 2006. Prior to that, Mr. Roeser was European President of Ferro Corporation from April 1998 to December 2000. He started his career over thirty five years ago in the emulsifier and starch industry before joining ARCO Chemical in 1983, where he held a number of senior management positions, ultimately serving as Global Business Director, Styrene for two years. Mr. Roeser earned his Bachelor of Science degree in Chemical Engineering from the University of Wuppertal.

Key Attributes, Experience and Skills:

Mr. Roeser has held senior positions within the chemicals industry for over thirty five years and brings a wealth of knowledge and expertise in this area as well as a global perspective due to his experience working across Europe, Asia, Australia as well as the U.S.

Class II Directors

Mr. Milton C. Blackmore

Age: 71

Director since June 1, 2010; Chairman since May 9, 2012

Committees: Compensation, Nominating and Corporate Governance

Mr. Blackmore serves as Non-Executive Chairman of the Corporation. Mr. Blackmore was most recently the Senior Vice President, Marketing and Product Supply for Sinclair Oil Corporation, one of the largest independent oil companies in the U.S., and served on their board of directors until his retirement in 2009, having previously held a number of senior marketing roles within the company. He was also Chairman of Sinclair Marketing Inc., the company’s convenience store business. Before joining Sinclair in 1995, Mr. Blackmore was with Kerr-McGee Refining Corporation for twenty six years, progressing through a variety of accounting, marketing and general management positions, ultimately serving as General Manager, Branded Marketing for three years. Mr. Blackmore has a Bachelor of Science degree in Business Administration from Panhandle State University in Oklahoma.

Key Attributes, Experience and Skills:

Mr. Blackmore has an in-depth knowledge of the chemical industry, particularly the oil sector, and has held several senior positions during his career. He brings industry knowledge and marketing expertise to the Corporation.

Mr. Robert I. Paller

Age: 84

Director since November 1, 2009

Committees: None

Mr. Paller has served on the board of numerous private companies and non-profit corporations for over forty years. He is currently a member of the Council of National Trustees for the National Jewish Medical and Research Center in Denver, Colorado. An attorney by profession, Mr. Paller has been with the law firm of Smith, Gambrell & Russell LLP for many years specializing in corporate law, particularly mergers and acquisitions, originally serving since 1965 as a partner and currently serving as “Of Counsel” to the firm. Mr. Paller has a Bachelor of Science degree in Business Administration from the University of North Carolina and an LLB degree from Emory University.

Key Attributes, Experience and Skills:

Mr. Paller has a wealth of directorship experience, having served on various boards for over forty years. He also has many years of legal experience which will assist the Board in their deliberations on many topics and is a valuable resource to the Corporation which operates in a highly regulated industry.

Class III Directors

Mr. David F. Landless

Age: 59

Director since January 1, 2016

Committees: Audit (Chair with effect from May 4, 2016)

Mr. Landless was the Group Finance Director for Bodycote plc, a U.K. listed company, which provides thermal processing services globally for a wide range of industries including aerospace, automotive, oil and gas and construction, for 17 years until December 2016. Since March 2013, he has been a non-executive director for Luxfer Holdings plc, a NYSE listed global materials technology company, and chairs their Audit Committee. In January 2017, he was appointed a non-executive director of Renold plc, a U.K. listed global manufacturer of specialist industrial chain and machinery transmissions and also chairs their Audit Committee. He is also a non-executive director of Ausurus Group Ltd the holding company of European Metal Recycling (EMR), a large private scrap metal recycling company and was appointed to this role in June 2017. Mr. Landless’ early career includes fourteen years with Courtaulds plc, where he held a number of finance roles, ultimately serving as the Finance Director of Courtaulds Coatings (Holdings) Limited from 1997 to 1999. Mr. Landless is a Chartered Management Accountant and has a Bachelor of Science degree in Management Sciences from the University of Manchester Institute of Science and Technology in the U.K. Mr. Landless is the Chairman of the Audit Committee.

Key Attributes, Experience and Skills:

Mr. Landless brings significant financial expertise and knowledge of financial reporting with his wealth of experience as a Finance Director and as a non-executive director during his career to date. Mr. Landless also has substantial experience in the chemicals, paint and engineering sectors.

Mr. Lawrence J. Padfield

Age: 63

Director since December 1, 2012

Committees: Compensation, Nominating and Corporate Governance (since April 24, 2018)

Mr. Padfield is currently a principal and Executive Vice President of Blackline Partners LLC, a closely held private equity and midstream logistics and terminal development company. He also serves as the Board Chairman of CAP Technologies, a private U.S. company that has developed and markets a ground breaking technology for cleaning and coating wire, rebar and plate steel. Prior to forming Blackline Partners, Mr. Padfield was a founding partner and Vice President of U.S. Development Group LLC, an industry leading biofuel and crude oil terminal development company. Mr. Padfield’s early career includes eighteen years at Shell Oil Company where he held a number of roles in marketing, engineering and product supply, ultimately serving as the Business Development and Acquisitions Manager for their terminal and pipeline business. Mr. Padfield has a degree in Civil Engineering from the University of Missouri.

Key Attributes, Experience and Skills:

Mr. Padfield has almost thirty years’ experience in the oil and gas logistics industry, commercial marketing and business development and his wealth of knowledge in this sector is a valuable resource to the Corporation.

Mr. Patrick S. Williams

Age: 54

Director since April 2, 2009

No Board Committees

Mr. Williams has served as Director, President and CEO of the Corporation since his appointment to this position on April 2, 2009. Prior to holding this position, Mr. Williams was Executive Vice President and President, Fuel Specialties of the Corporation from 2005 to 2009 and in addition assumed responsibility for the global Performance Chemicals business in 2008. He held a number of senior management and sales leadership positions in Innospec Fuel Specialties LLC, latterly acting as the Chief Executive Officer of this business from 2004 to 2009. Before joining the predecessor company of Innospec Fuel Specialties LLC, Starreon Corporation, in 1993, Mr. Williams established a number of businesses and currently holds equity positions in a small exploration and oil production company and a real estate business.

Key Attributes, Experience and Skills:

As the only management representative on the Board, Mr. Williams provides an insider’s perspective in Board discussions about the business and strategic direction of the Corporation. Mr. Williams has particular experience in the Fuel Specialties, Performance Chemicals and Oilfield Specialties businesses and brings a wealth of knowledge to the Corporation.

PROPOSAL 2 – ADVISORY APPROVAL OF THE CORPORATION’S EXECUTIVE COMPENSATION (Item 2 on the Proxy Card)

Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Executive Officers, who are named in the “Summary Compensation Table” which appears later in this Proxy Statement (“Named Executive Officers” or “NEOs”), as disclosed in this Proxy Statement including the Compensation Discussion and Analysis, the Compensation Tables and related material, in accordance with the compensation disclosure rules of the SEC. In accordance with Section 14A of the Exchange Act, we are offering to our stockholders a non-binding, advisory vote on 2018 compensation for the Named Executive Officers, including the compensation of our CEO.

The Corporation’s goal for its executive compensation program is to attract, motivate and retain a talented, highly qualified team of executives who will provide leadership for the Corporation’s success in the competitive global markets the Corporation operates in. The Corporation seeks to accomplish this goal in a way that is aligned with the long-term interests of the Corporation’s stockholders. The Corporation believes that its executive compensation program is strongly aligned with the long-term interests of its stockholders as it is competitive with the market, includes both short and long-term awards and is performance based, providing a strong link between executive compensation and the performance of the Corporation.

The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. The Compensation Discussion and Analysis beginning on page 22 of this Proxy Statement describes the Corporation’s executive compensation program in more detail.

We believe that our executive compensation programs are structured in the best manner possible to support the Corporation and our business objectives. We are asking our stockholders to indicate their support for our NEO compensation as described in the Compensation Discussion and Analysis section and the compensation tables and related narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual General Meeting:

“RESOLVED, that the compensation paid to the Corporation’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related material disclosed in this Proxy Statement is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon the Corporation. However, the Board of Directors will consider that the stockholders have approved executive compensation on an advisory basis if this proposal receives the affirmative vote of a majority of the votes present in person or by proxy. The Compensation Committee values the opinions that stockholders express through their votes and will consider the outcome of the vote when making future compensation decisions.

The Board recommends a vote “FOR” the approval of our 2018 Named Executive Officer Compensation as described in this Proxy Statement. Note: Stockholders are not voting to approve or disapprove the recommendation of the Board of Directors regarding Proposal No. 2.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 3 on the Proxy Card)

The Audit Committee has appointed the accounting firm KPMG LLP to serve as the Corporation’s independent registered public accounting firm with respect to the 2019 fiscal year, to audit the consolidated financial statements of the Corporation for the fiscal year ending December 31, 2019 and to perform other appropriate audit related services.

KPMG LLP also served as the Corporation’s independent registered accounting firm for the 2018 fiscal year, having replaced KPMG Audit Plc. (following stockholder approval at the 2018 Annual Meeting) who served as the Corporation’s independent registered public accounting firm for fiscal year 2011 through the end of the fiscal year 2017. A representative of KPMG LLP is expected to be available by telephone at the 2019 Annual Meeting of Stockholders. The available representative will have the opportunity to respond to questions and to make a statement if such representative desires to do so.

Although current law, rules and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain and supervise the Corporation’s independent registered public accounting firm, the Board considers the selection of such firm to be an important matter of stockholder concern and is submitting the selection of KPMG LLP for ratification by stockholders as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation and our stockholders.

See also “Audit Committee Report,” “Principal Accountant Fees and Services,” and “Audit Committee Pre-Approval Policies and Procedures” below for additional information.

The Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

Dr. Philip J. Boon

Age: 59

Executive Officer since June 1, 2009

Dr. Boon was appointed as Chief Operating Officer effective November 2015. In this role, Dr. Boon has direct responsibility for the global Fuel Specialties business as well as an overseeing role with our global Performance Chemicals and Oilfield Specialties businesses and has a key role in the strategic development of Innospec. Prior to this, Dr. Boon was the Executive Vice President, Business Operations from June 2009 and was responsible for all our businesses in Europe, Middle East and Africa (EMEA). Dr. Boon joined the Corporation in 1997 and has held various senior management positions covering most operational aspects of the business. He has over 25 years international experience in the specialty chemicals industry and previously held positions with Ciba Geigy and FMC in the U.S. and Europe. He has a PhD in Chemistry from Leicester University.

Mr. Ian P. Cleminson

Age: 53

Executive Officer since July 3, 2006

Mr. Cleminson serves as Executive Vice President and CFO to the Corporation, having joined it in February 2002. Prior to this appointment, Mr. Cleminson was Financial Controller for the Fuel Specialties and Performance Chemicals business units within the Corporation. He joined the Corporation from BASF plc. where, between 1999 and 2002, he served as Financial Controller of their Superabsorbants division. Previously, he worked as an accountant in private practice since 1989.

Dr. Catherine Hessner

Age: 60

Executive Officer since August 12, 2003

Dr. Hessner serves as Senior Vice President, Human Resources (“SVP, HR”) of the Corporation, having joined it in March 2003. Prior to joining the Corporation, she served as European Human Resources Director for Nova Chemicals, a U.S. commodity chemicals company. From 1995 to 1999, Dr. Hessner served as European HR Director, based in the U.K., for Anheuser-Busch, the U.S. brewing corporation and, prior to that, spent nine years with various divisions of Mars Incorporated in a variety of human resources and general business roles.

Dr. Ian M. McRobbie

Age: 70

Executive Officer since May 7, 2002

Dr. McRobbie serves as Senior Vice President, Research and Technology, having joined the Corporation in January 2002. Between 1989 and 2002 he was Technical Director of A H Marks and Company Limited, a privately owned U.K. chemical company operating in agrochemical and specialty chemical markets. Prior to this, he worked in senior research and manufacturing roles for Seal Sands Chemical Co. Limited (a wholly owned subsidiary of the Hexcel Corporation based in California) and BTP plc. (now part of Clariant).

Mr. Brian R. Watt

Age: 60

Executive Officer since January 1, 2010

Mr. Watt was appointed Senior Vice President, Corporate Development and Investor Relations in August 2017. Mr. Watt has significant experience in the chemicals industry and prior to joining the Corporation, he held commercial positions in Shell, ICI, Avecia and Astra Zeneca. Mr. Watt joined the Corporation as Mergers and Acquisitions Manager in 2001 and latterly he held positions in both the Performance Chemicals and Fuel Specialties business units and was appointed as Vice President, Strategic Planning and Regulatory Affairs in 2010, before taking up his current role.

Mr. David B. Jones

Age: 50

Executive Officer since March 1, 2018

Mr. Jones was appointed Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary on March 1, 2018. Before joining the Corporation, Mr. Jones served as Vice President, Deputy General Counsel of West Corporation and Chief Counsel of Lennox International and prior to that he was a Partner with DLA Piper LLP. Mr. Jones is a Certified Public Accountant and was in private practice with Ernst & Young and PricewaterhouseCoopers prior to commencement of his legal career.

Family Relationships

There are no family relationships between any of the persons referred to in the sections “INFORMATION ABOUT THE BOARD OF DIRECTORS” OR “INFORMATION ABOUT THE EXECUTIVE OFFICERS” above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis is designed to explain the executive compensation philosophy and programs and describes the material elements of compensation for 2018 for the individuals listed in the “Summary Compensation Table” as our NEOs. The tables following the Compensation Discussion and Analysis contain specific information on the compensation awarded to or earned by the NEOs in 2018.

At the 2018 Annual Meeting of Stockholders, the Corporation conducted a non-binding advisory vote on its executive compensation. At that meeting, approximately 85% of the stock present and entitled to vote on the proposal voted to “Approve” executive compensation. The Compensation Committee takes the outcome of the vote into consideration when reviewing its executive compensation programs. The Compensation Committee also considers the interaction of our compensation programs with our business objectives, input from the independent compensation consultant and executive compensation market data. Each of these factors is evaluated by the Compensation Committee in the exercise of its fiduciary duty to act in the best interests of the Corporation. While each of these factors was considered as part of the Compensation Committee’s decisions regarding executive compensation, the Compensation Committee did not make any changes or modifications to the executive compensation programs or to the compensation of any of the NEOs as a result of the advisory vote, although the Compensation Committee has made certain modifications and refinements as part of its regular review process, as discussed herein.

Compensation Philosophy and Overall Objectives

The compensation philosophy of the Corporation is to link executive compensation to continuous improvement in corporate performance and increases in stockholder value, while at the same time allowing the Corporation to attract and retain the executive talent required to successfully manage our business. The overall compensation program is designed to motivate our employees to achieve business objectives and maximize their long-term commitment to our success. The Corporation aims to achieve this by providing compensation elements that align Executive Officers’ interests with stockholder value and achievement of our long-term strategies within the framework of our overall principles of good corporate governance.

The goals of the Corporation’s executive compensation programs are to:

🌑

Establish pay levels that are necessary to attract and retain highly qualified executive officers in light of the overall competitiveness of the market for high quality executive talent and the Corporation’s unique business profile;

🌑	Recognize superior individual performance, new responsibilities and new positions within the Corporation;

🌑

Balance short-term and long-term compensation to complement the Corporation’s annual and long-term business objectives and strategy and to encourage executive performance in the fulfillment of those objectives and strategy;

🌑	Provide variable compensation opportunities linked to the Corporation’s performance;

🌑	Encourage ownership of the Corporation’s stock by Executive Officers;

🌑	Align Executive Officer compensation with the interests of stockholders; and

🌑	Reward achievement of exceptional performance.

The Corporation regularly reviews its executive compensation programs to ensure that each component is competitive and provides a balance between fixed elements of pay and performance related elements. No element of compensation is driven exclusively by tax, accounting or regulatory considerations. Further information on each of the key components of compensation is given below.

Role of the Compensation Committee and the Compensation Consultant

The Compensation Committee of the Board of Directors oversees the Corporation’s compensation programs and practices for NEOs and other key Executive Officers and Directors. The Compensation Committee reviews and approves compensation for our Executive Officers, including salary, incentive programs, stock-based awards and compensation, retirement plans, perquisites and supplemental benefits, employment agreements, severance arrangements, change of control arrangements and other executive compensation matters. Advice to the Compensation Committee is provided by Mr. Dion Read, an independent compensation consultant, who has significant experience in executive compensation, having worked for Hay Group and Watson Wyatt (now Willis Towers Watson) in this area. Mr. Read was retained by the Compensation Committee and meets with the Committee at least annually and provides advice at other times as the Compensation Committee deems appropriate. Any other work undertaken by Mr. Read for the Corporation must be approved by the Compensation Committee. In 2018, Mr. Read did not perform any additional work for the Corporation. The Compensation Committee has conducted an assessment of the independence of Mr. Read and has determined that he does not have any conflict of interest.

The Compensation Committee reviews and approves the compensation structure for our NEDs bi-annually, including retainers, fees, stock-based awards and other compensation and expense items. This review is discussed under the “Director Compensation” section of this Proxy Statement.

The processes and procedures for the Compensation Committee oversight of compensation programs are discussed in the “Corporate Governance” section of this Proxy Statement.

Role of the Chief Executive Officer and Other Executive Officers

The CEO attends Compensation Committee meetings by invitation only and does not attend Compensation Committee meetings when his compensation is being determined. Each year, the CEO, at the request of the Compensation Committee, provides his assessment of the performance of the other Executive Officers, including their achievement of individual objectives and contribution to the overall business performance. He then recommends adjustments to base salary, if appropriate.

The Compensation Committee then reviews all elements of compensation for the Executive Officers, taking into account the recommendations of the CEO, as well as market data and information from the Senior Vice President, Human Resources (“SVP, HR”). The Compensation Committee also reviews all elements of compensation for the CEO and evaluates the CEO’s performance in light of those goals, taking into account the Chairman of the Committee’s review and assessment of the performance of the CEO, overall business performance and results, competitive market data and other relevant information provided by the SVP, HR. The Compensation Committee reviews, discusses and determines the CEO’s compensation package without him being present. The Compensation Committee makes decisions relating to the compensation of the Executive Officers, including the CEO, which it recommends to the full Board of Directors for approval.

The SVP, HR assists the Compensation Committee, serving as the Compensation Committee’s Secretary and provides information on compensation as requested by the Compensation Committee.

Competitive Market

The Compensation Committee reviews nationally recognized compensation survey data provided by Willis Towers Watson to compare the Corporation’s compensation practice with the external market. In 2018, for the Executive Officers based in the U.S., Willis Towers Watson U.S. data for similar sized roles in organizations with over $1 billion revenue was used. These are standard Willis Towers Watson data sets and were not customized prior to use. In addition, the Compensation Committee also uses a Chemical Industry Peer Group as an additional reference point for our CEO’s compensation. The companies included in the peer group were selected by the Compensation Committee based on a number of factors, including company size, products and level of global operations. Compensation data for these companies is collected from their proxy statements and analyzed by the Compensation Committee. The peer group of eleven companies for 2018 was:

Albemarle	Cambrex	Stepan
American Vanguard	Ferro	Polyone
NewMarket	HB Fuller	Cabot
Ashland	Innophos

Due to completed acquisition activity during 2017, Chemtura Corporation was removed from the peer group for 2018.

In 2018, the Compensation Committee undertook a comprehensive review of the peer group and concluded it was appropriate to increase the number of companies in the peer group to provide more information on market practice. As a result, the Committee added Kraton Corporation, Sensient Technologies Corporation, Tredegar Corporation, Quaker Chemicals Corporation and OMNOVA Solutions to the peer group effective from the beginning of 2019. These additions were made to add companies from the chemical sector with strong performance and appropriate sized revenue and market capitalizations compared to Innospec.

In 2018, for U.K.-based Executive Officers, Willis Towers Watson U.K. data for similar sized roles in organizations with over $1 billion revenue was used. These are also standard Willis Towers Watson data sets and were not customized prior to use. All executive jobs are assessed and graded by Mr. Read, in his capacity as the Compensation Committee’s independent compensation consultant using the Willis Towers Watson Global Grading methodology. Job sizes are then matched into the data to ensure that comparisons are made at the appropriate level.

References to market data in this Compensation Discussion and Analysis, unless otherwise noted, are to these foregoing sources.

Elements of Compensation

The material elements of compensation for the Corporation’s NEOs are:

🌑	base salary;
🌑	short-term incentive;
🌑	long-term incentive; and
🌑	other benefits (including retirement and supplemental plans, severance, change-of-control and employment agreements and perquisites).

These elements are explained and discussed in separate sections below. The Compensation Committee seeks to achieve an appropriate balance between fixed and variable compensation elements in line with our policy to link a significant proportion of compensation to performance. For Executive Officers the target is that at least 50% of total compensation should be delivered through variable compensation comprising a mix of long and short-term incentives and cash and non-cash compensation. The Compensation Committee has formally reviewed the allocation of compensation between the different elements using market knowledge and input from its advisors and is satisfied that the balance is appropriate and generally in line with market practice. In 2018 over 50% of overall compensation for the CEO and other NEOs was delivered through variable compensation.

Annual Cash Compensation

Base Salary

A base salary is provided to our Executive Officers. The level of base salary is reviewed on an annual basis and is adjusted, if appropriate, to recognize the scope and complexity of a role, market data and individual performance. The Compensation Committee targets base salary at the median (50th percentile) of the survey group but considers other factors including individual experience and expertise, overall performance, internal pay equity and contribution to the Corporation. We believe that this methodology enables us to remain competitive as an employer in our markets without incurring unnecessary costs. In the case of Mr. Williams, the Compensation Committee views Mr. Williams as key to the Corporation’s continued success, given his unique skills and experience and his long and successful tenure as CEO, and therefore determined that it was appropriate to benchmark his base salary in the upper quartile of the relevant market.

2018 Salary Increases

The survey data for 2018 indicated base salaries were generally in line with the market, apart from in a small number of cases, where salaries were around 10% to 15% below the market. As a result, the 2018 base salary level increases for the NEOs, excluding the CEO, were on average 5.5%. Mr. Williams’ base salary was increased by 6.0% to $1,068,480 which was within 15% of the average base salary for CEOs in the peer group of companies and broadly in line with the upper quartile of the U.S. survey group.

Following the 2018 increases, base salaries for the NEOs were all within a 10% range of the market median data, which, based on the advice of their independent compensation advisor, the Compensation Committee believes is an appropriate salary range, given the experience of the NEOs.

Annual Incentives

The Corporation’s Management Incentive Compensation Plan (“MICP”) is a short-term incentive plan which provides for cash payments which are driven by annual performance. Payments are based on achievement against pre-determined financial goals set by the Board each year. Targets are set for corporate performance and business unit performance (where appropriate) and for personal performance against objectives. All payments under the MICP are subject to an overall corporate performance threshold of 90% of the agreed target for the year: if this is not achieved, no payments under the MICP are made to any individual, regardless of personal and business unit performance.

Further, where an individual’s payment under the MICP includes a financial measure for a business unit, the business unit must also achieve a minimum of 90% of the target or the individual will not receive any MICP bonus for that year for that element, irrespective of overall corporate and personal performance.

The MICP incentive payment opportunity and split between corporate and personal objectives are shown in the following table:

	Proportion of MICP bonus at target split:

	Corporate/ Business Performance	Personal objectives	Target MICP Bonus as % of salary	Maximum MICP Bonus as % of salary
CEO	80% of target bonus	20% of target bonus	75%	172.5%

Senior Executive Officers	80% of target bonus	20% of target bonus	50%	115%

The Compensation Committee reviews the allocation between business and personal performance each year to ensure it is appropriate.

The performance measures are established by the Compensation Committee and reviewed by them each year to ensure they remain appropriate and focus on delivery of high performance while recognizing the economic and business challenges the Corporation faces. In 2018, the Compensation Committee determined that, consistent with the approach taken in the previous year, the appropriate measures were corporate operating income before restructuring, which is a measure of earnings, and corporate free cash flow, which is seen as a measure of working capital management. The metrics are set at the start of the year and approved by the Compensation Committee. Corporate operating income before restructuring is operating income adjusted to exclude certain one-time/nonrecurring restructuring costs, such as severance payments from the calculations, because they are not reflective of our underlying operations for the particular period in which they are recorded and, therefore, mask our underlying operating trends. Corporate free cash flow represents corporate operating cash flow after capital expenditure and before the cash effect of restructuring. These one-time/nonrecurring items are approved by the Compensation Committee. Corporate operating income before restructuring and corporate free cash flow are non-GAAP measures. In addition, the Compensation Committee determines whether the performance measures for any NEO should also include operating income and operating cash flow for the relevant individual businesses, based on the NEO’s specific role and responsibilities. This determination is made at the start of the year. These measures were chosen as they are designed to align the NEOs with the balanced objectives of increasing earnings and improving cash flow through working capital management, which the Compensation Committee believes are key to the success of the Corporation. Personal objectives are specific to the particular business unit(s) or function within which the Executive Officer operates. In addition to the personal element shown above, if an individual’s overall performance assessment for the year is below satisfactory, then no MICP bonus is paid to that individual at all.

The levels of MICP target bonus are reviewed periodically and are targeted at the median level against the market. The target and maximum bonus percentages for the CEO are within 25% of the average levels for CEOs in the peer group of companies and the median levels in the U.S. survey group, which the Compensation Committee believes to be appropriate.

Maximum incentive payments under the MICP are awarded when the Corporation or, where relevant, an individual business unit exceeds its target performance measures by 30%.

No awards are made under the MICP until the annual business results have been audited by the independent registered public accounting firm and approved by both the Audit Committee of the Board and the full Board.

A provision exists which allows for potential claw-back of bonuses already paid to all Executive Officers if, at some point in the future, it is identified that the audited annual financial results need to be materially restated.

In 2018, for all NEOs, MICP incentive payments were based on achievement of targets set for corporate operating income (before restructuring) and corporate free cash flow. In the case of Dr. Boon, in addition to corporate targets, a proportion of his MICP incentive payment was based on achievement of targets set for operating cash flow for the global Fuel Specialties business unit and the achievement of targets set for the operating income for the regional Fuel Specialties businesses, with a proportion based on the operating income for both the global Performance Chemicals business unit and the global Oilfield Specialties business unit.

The consolidated financial performance targets set for annual MICP incentive payments purposes and the actual level achieved for the Corporation as a whole in 2018 were as follows:

Financial Performance Measure	Target Set for Annual MICP Bonus Purposes	Actual Achieved for MICP Bonus Purposes	Achievement as % of Target
Corporate Operating Income (before restructuring)	$129.05 million	$147.872 million	115%

Corporate Free Cash Flow	$60.71 million	$72.049 million	119%

As a result, MICP bonus levels for that part of the overall MICP incentive payment based on consolidated operating income were paid at 175% of the target MICP bonus levels and at 195% of the target level for that part of the overall MICP bonus based on consolidated operating cash flow.

In 2018 the Fuel Specialties regional businesses achieved 105%, 97% and 111% of the targets set for operating income. As a result, in the case of Dr. Boon, MICP bonus levels for those parts of his overall MICP bonus based on operating income for the relevant regional Fuel Specialties businesses unit were paid at 125%, 85% and 155% of the target levels, respectively. The Performance Chemicals business unit achieved 124% of the target set for operating income, and the Oilfield Services business achieved 134% of the target set for operating income. As a result, MICP bonus levels for those parts of Dr. Boon’s overall MICP bonus based on operating income for the Performance Chemicals business unit and the Oilfield Specialties business unit were paid at 220% and 250% of the target levels, respectively.

In assessing the individual performance on personal objectives for each NEO, the Compensation Committee uses the following process.

Annual personal objectives for each NEO are established by the Compensation Committee at the start of the financial year. These objectives are also designed to focus on delivery of high performance and take into account the economic and business challenges the Corporation faces. The Compensation Committee annually reviews the scoring mechanism for the personal objectives to ensure it rewards performance appropriately. Each objective is weighted to give a maximum potential total score of 50. A good performance on the personal objectives is defined as achieving an overall score at the end of the year of 36 to 40 and earns the target level for the 20% based on personal objectives. Achievement of the maximum score of 46 to 50 represents exceptional performance against the personal objectives and increases the 20% of the overall target MICP bonus based on personal objectives by a factor of 50%. The relationship between score on personal objectives and the amount of MICP bonus earned for personal performance is shown below:

Marks out of 50	% of the 20% of MICP bonus based on personal objectives earned

46 - 50	150

41 - 45	125

36 - 40	100

31 - 35	50

26 - 30	25

25 or less	0

At the end of the year, as part of the annual performance review process, the performance against each objective is reviewed and marked against the weighting set at the start of the year to give a total score out of 50. In the case of the CEO, this assessment is done by the Chairman of the Compensation Committee and the resultant score and assessment for each objective is reviewed and approved by the Compensation Committee as a whole prior to review and approval by the full Board. In the case of the other NEOs, the assessment is done by the CEO, who reviews the objectives and proposes a mark for each objective against the weighting set at the start of the year. This, together with the underlying rationale, is reviewed and approved by the Compensation Committee prior to review and approval by the independent members of the full Board.

The following table summarizes the incentive payments made under the MICP for 2018 performance for each of the NEOs, including selected relevant information about their performances:

Annual Incentive MICP
Executive	Target MICP Incentive Payment as % of Base Salary	Assessment of Personal Objectives	Achieved MICP Incentive Payment as % of Base Salary	MICP Incentive Award
Mr. Patrick S. Williams President and Chief Executive Officer	75%	47	130.5%	$1,394,366
Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	50%	46	87%	$373,004
Dr. Philip J. Boon Executive Vice President and Chief Operating Officer	50%	46	80.8%	$306,810
Mr. Brian R. Watt Senior Vice President, Corporate Development and Investor Relations	50%	46	87%	$236,229
Dr. Ian M. McRobbie Senior Vice President, Research and Technology	50%	47	87%	$213,731

The scoring for the personal objectives includes consideration of the following factors:

Mr. Williams led the development and implementation of a growth strategy for the Corporation, including the development of new products and market segments. In particular, Mr. Williams initiated a review to identify opportunities to drive innovation and new product development, which resulted in streamlining the Corporation’s facilities in Europe to create centers of excellence for R&D and technical service and the closure of the Everberg facility in Belgium. He has also continued to drive the development of new markets for the Performance Chemicals business. In addition, Mr. Williams has provided strong leadership to the Oilfield Specialties business to deliver improved operating performance in this business and investment in a new manufacturing facility to support growth in new market segments. He has also driven the development and implementation of robust succession plans for the key leadership roles in the Corporation. The Corporation has also exceeded the target set for safety across the Corporation, with the lost time accident rate across the whole Corporation less than that of the industry average in the year. Based on his personal performance and the overall strong results of the Corporation in a difficult economic and competitive environment, the independent members of the full Board approved the Compensation Committee’s recommendations for Mr. Williams to be awarded a bonus of $1,394,366.

Mr. Cleminson has driven the development of the Corporation’s plans to manage the implications of new tax reforms. In addition, he has provided strong financial leadership to the Oilfield Specialties business, working closely with Mr. Williams to improve operating performance in this business. He has also led the on-going evolution and enhancement of our banking relationships and played a key role in the continued development of our Investor Relations strategy. He has played an important role in overseeing the Sarbanes- Oxley control policies and processes for the Corporation and had a key role in the continued development and management of our Compliance program.

Dr. Boon delivered good business results in operating income for the Fuel Specialties business in a very competitive global market. In addition, he has provided strong leadership to the Fuel Specialties business in the Americas and implemented new programs to improve focus and efficiency to position the business for continued growth. He has also spearheaded the drive to utilize the new subsidiary in China to source more cost effective raw materials in the region for the Corporation. In addition, he has driven the identification and delivery of a number of significant new commercial opportunities in very competitive markets.

Mr. Watt has led the development of the overall strategy for the Corporation, working closely with Mr. Williams. He has also led an extensive review of the Corporation’s risk management strategy and played an important role in reducing the cost of insurance for the Corporation, without any reduction in coverage. He has improved the efficiency and effectiveness of the Corporate Development process for the Corporation, working closely with all three main businesses. He also continued to develop and manage our Investor Relations strategy.

Dr. McRobbie has continued to lead the development and commercialization of new products in both Performance Chemicals and Fuel Specialties. In particular, he has spearheaded the development of a new product strategy for key market segments in Performance Chemicals, including the identification of new technologies and applications. He has also led the design, build and commissioning of a new manufacturing facility for our Oilfield Specialties business and delivered this key strategic initiative in a very tight timescale. He also initiated a number of major joint research projects with a number of key strategic commercial partners.

Long-Term Incentives

The Compensation Committee believes that equity based long-term incentive awards are an important element of the overall compensation for the Corporation’s Executive Officers. They are designed to give a focus on achievement of long-term performance goals that help create long-term value for stockholders, act as long-term retention incentives for executives and, through the ownership of Common Stock of the Corporation, encourage long-term strategic decision-making that is aligned with the interests of stockholders.

Long-Term Incentive Plans

The Corporation operated two equity-based incentive plans in which the NEOs received awards in 2018, the CSOP and the PRSOP, both of which provided for options exercisable for common stock as well as stock equivalent units (“SEUs”) which are payable in cash based on stock price. The terms and features of the CSOP and PRSOP are described below.

The CSOP and the PRSOP both expired in May 2018 and no further options were granted under these plans after that date. There are options granted under these plans that remain outstanding.

At the 2018 Annual Meeting of Stockholders, the stockholders approved a new equity-based incentive plan, the Innospec Inc. 2018 Omnibus Long-Term Incentive Plan (“Omnibus Plan”). The Omnibus Plan provides for the grant of non-qualified and incentive stock options, full value awards and cash incentive awards. No awards were made under the Omnibus Plan to any of the NEOs in 2018. Awards were granted under the Omnibus Plan in 2019.

Company Stock Option Plan (“CSOP”)

Under the CSOP, options were granted at market value and become exercisable after three years, with all options vesting at the end of the three-year period. All options have a ten-year term. Options were granted within twenty days after the public announcement of the Corporation’s annual financial results or similar information. Except in certain circumstances, participants must remain in employment with the Corporation in order to be able to exercise their options. The exceptions to this include death, injury, ill-health or disability, redundancy and the transfer of the part of the business within which the option holder works. In these cases, under the rules of the CSOP, options vest and the holder has a twelve-month period within which to exercise the options.

In the event of a change of control of the Corporation, under the rules of the CSOP, all options become immediately exercisable.

Performance Related Stock Option Plan (“PRSOP”)

Under the PRSOP, options were granted at no cost and become exercisable normally after three years, provided that specified performance criteria are achieved. All options have a ten-year term. However, if an option was granted to a participant who is, or would otherwise be, subject to Section 409A of the Internal Revenue Code, with an exercise price less than the fair market value of the shares on the date of grant, it must be exercised (if at all) no later than March 15 of the calendar year immediately following the calendar year in which it is first capable of exercise under the PRSOP. The performance criteria that are set are designed to be “stretch” targets which focus on delivery of high performance and enhancing stockholder value, while recognizing the economic and business challenges the Corporation faces. The performance criteria were regularly reviewed to ensure that they remained relevant and stretching. The criteria for awards made in 2018 are based on relative performance of total stockholder return versus the Russell 2000 index, measured over a three-year period starting with the financial year of the date of grant, the growth in sales revenue for the Corporation, excluding the Octane Additives business and the growth in earnings per share, excluding the Octane Additives business. The Compensation Committee determined that, given the expected continued decline in the Octane Additives business, these measures would provide the appropriate focus on the continued growth of the Corporation together with delivering stockholder value. The following levels of growth must be achieved before awards vest:

Relative performance of Total Shareholder Return (TSR) vs. Russell 2000 index	Proportion of the 35% allocated to TSR vesting
110%	100%
100%	90%
90%	80%
80%	70%
70%	60%
Less than 70%	0 (nil)

Growth in Revenue excluding Octane Additives in 2020 vs. 2018 budget	Proportion of 30% allocated to growth in Revenue vesting
Total growth vs. 2018 budget 8%	100%
Total growth vs. 2018 budget 6%	60%
Total growth vs. 2018 budget 4%	20%
Less than 4%	0 (nil)

Growth in Earnings per Share (EPS) excluding Octane Additives in 2020 vs. 2018 budget	Proportion of 35% allocated to growth in EPS vesting
Total growth vs. 2018 budget 3%	100%
Total growth vs. 2018 budget 2%	60%
Total growth vs. 2018 budget 1%	20%
Less than 1%	0 (nil)

Awards vest on a straight line basis between each threshold. For example, a total growth in EPS of 2.5% vs. the 2018 budget would result in 80% of the options vesting.

The grants were issued on a date set by the Compensation Committee each year. This was usually after the public announcement of the annual financial results. The Compensation Committee determined the grant date to be used in advance and the stock price used was typically the closing stock price at the end of the day prior to the agreed grant date.

If participants cease to be employed with the Corporation prior to the end of the vesting period, awards will lapse unless the Compensation Committee determines otherwise.

In the event of a change of control of the Corporation, under the rules of the PRSOP, all options become immediately exercisable.

Stock Equivalent Units (“SEUs”)

Equity based awards, payable in cash, were made in the form of SEUs. SEUs were granted separately under either or both of the CSOP and PRSOP. The SEUs may be exercised separately from options that have been granted under the corresponding plan and such SEU exercise has no impact on those options. Two types of SEU awards have been made under these plans.

1.	SEUs granted at market value under the CSOP. These can be exercised after three years and expire ten years after grant.

2.

SEUs granted under the PRSOP, with an exercise price of zero. These can be exercised after three years, provided that specific performance criteria are met, and expire ten years after grant. However, if SEUs were granted to a participant who is or would otherwise be subject to Section 409A of the Internal Revenue Code, with an exercise price less than the fair market value of the shares on the date of grant, it must be exercised (if at all) no later than March 15 of the calendar year immediately following the calendar year in which it is first capable of exercise under the PRSOP. The performance criteria were set at the time of grant by the Compensation Committee and are designed to be stretch targets, which focus on delivery of high performance and enhancing stockholder value. The criteria for awards made in 2018 were the same criteria as were used for the PRSOP stock option awards and are disclosed under the section on PRSOP.

The performance criteria set in any one year were normally used for both SEU awards and any stock option awards under the PRSOP.

The value of the SEU once vested will be equal to the closing stock price of the Corporation on the date it is exchanged for cash. The grants of SEUs are issued on a date set by the Compensation Committee each year. This is usually after the public announcement of the annual financial results. The Committee determines the grant date to be used in advance and the stock price used is typically the closing stock price at the end of the day prior to the agreed grant date.

If participants cease to be employed with the Corporation prior to the end of the vesting period, the SEUs will lapse unless the Compensation Committee determines otherwise.

The SEUs together with the options granted under the CSOP and PRSOP are intended to deliver an overall long-term incentive award in line with the grant policy as detailed below.

Grant Policy

In setting the policy for the CSOP and PRSOP, the Compensation Committee considered market median practice in both the U.S. and the U.K., given the number of executives who are based in the U.K. The grant policy provides for target amounts as follows:

	Grants of CSOPs and SEUs at market price as % of base salary	Grants of PRSOPs and zero priced SEUs as % of base salary

Chief Executive Officer	30%	220%

Executive Officers	20%	90%

The Compensation Committee determined the actual levels of grant utilizing the following matrices taking account of personal performance where:

Rating 1	=	Outstanding performance	-	150% of policy is granted
Rating 2	=	Exceeding expectations	-	125% of policy is granted
Rating 3	=	Good performance	-	100% of policy is granted
Rating 4 or 5	=	Below Expectations	-	No grant is made

The personal rating impacts the amount of actual grant awarded as follows:

Chief Executive Officer			Executive Officers

Performance rating	Grants of CSOPs and market price SEUs as % of base salary	Grants of PRSOPs and zero priced SEUs as % of base salary	Performance rating	Grants of CSOPs and market price SEUs as % of base salary	Grants of PRSOPs and zero priced SEUs as % of base salary

1	45	330	1	30	135

2	37.5	275	2	25	112.5

3	30	220	3	20	90

4	0	0	4	0	0

5	0	0	5	0	0

The performance of the Executive Officers, other than the CEO, is assessed by the CEO and the Compensation Committee. The CEO recommends a rating to the Compensation Committee. The Compensation Committee reviews these and separately assesses the performance of the CEO and makes a final recommendation on performance ratings for all Executive Officers to the full Board for approval. This provides for a rigorous performance-related grant policy, in addition to the performance elements of the grants themselves.

In 2018, Mr. Williams was rated as 1 for his 2017 performance and as such was eligible for long-term incentive awards at 150% of the policy levels for this role. In the case of the other NEOs, based on the assessment of their individual performance as approved by the Compensation Committee, Mr. Cleminson, Dr. Boon, Dr. McRobbie and Mr. Watt were eligible for awards at 150% of the policy level.

As previously disclosed, from 2012, 75% of the awards due under the policy will be made in the form of option grants under the CSOP and PRSOP plans, with the remaining 25% made in the form of SEUs. The Compensation Committee have also determined that in order to help manage option utilization rates and burn rates, the level of option grants in any one year should be restricted to a burn rate of no more than 1% of the Corporation’s stock outstanding with the balance of long-term incentives provided for under the policy bridged using SEUs. In 2018, the level of option grants under the policy was less than 1% of the Corporation’s stock outstanding.

Exceptional Stock Option Awards

The Compensation Committee also had the discretion to grant options or SEUs under the CSOP or PRSOP outside of the stated policy to reflect extraordinary corporate performance. In addition, the Compensation Committee had the discretion to grant options or SEUs under the CSOP or PRSOP outside of the standard policy levels and annual grant process for retention or recruitment purposes. In 2018, no such awards were made to any of the NEOs.

Additional Long-Term Incentive Plan

The acquisition of the Huntsman European Differentiated Surfactants (“EDS”) business at the end of 2016 represented a major step in the development of the Corporation. At the same time, the Board recognized the importance of both robust succession planning for the executive officers over the next 3-5 years and retaining the current team during this period. As a result, the Compensation Committee recommended an additional long-term incentive plan designed to focus key executives on delivering a return on the investment on the acquisition by its successful integration and on the sustained growth of the larger business and, for the senior executives, delivering on the agreed succession plans for the key roles. The new plan was approved by the Board in February 2018. The plan covers a three-year period that commenced in January 2018 and will end on December 31, 2020. Under this plan, a cash incentive award will be payable to eligible participants based on achievement of specified performance measures. There are two levels to the plan, Level A and Level B. The performance measures and weightings for Level A participants are:

🌑

40% weighting on the achievement of a stretch Earnings per Share (“EPS”) target for 2020, excluding the Octane Additives business, which would deliver an increase in EPS of over 40%, excluding the Octane Additives business, versus the 2017 achieved level.

🌑	40% weighting on delivery of the earnings before tax in the acquisition business plan for the EDS acquisition.
🌑	20% weighting on the delivery of the agreed succession plans and associated actions for key roles, as approved by the Board, by end 2020.

The performance measures for Level B participants are the same as for Level A participants excluding the measure relating to delivery of succession plans for key roles. In the case of Level B participants, there are three alternative weighting options for the performance measure as follows:

Performance Measure	Weightings – Option 1	Weightings – Option 2	Weightings – Option 3

Achievement of stretch EPS target	70%	50%	30%

Achievement of earnings before tax target in EDS acquisition business plan	30%	50%	70%

The weighting option for a Level B participant is determined based on their role and responsibilities.

The following levels of each performance measure must be achieved before awards may vest:

% of Stretch EPS Target, excluding TEL for 2020	% of potential pay-out for EPS measure

100%	100%

95%	80%

90%	60%

Below 90%	0

% of target EBIT for the EDS acquisitions achieved in 2020	% of potential pay-out for acquisition measure

110%	100%

100%	80%

90%	60%

Below 90%	0

Achievement of agreed succession plan measures – assessed by Compensation Committee and scored out of 20	% of Potential Pay-out for Succession Plan Measure

20	100%

19	95%

18	90%

17	85%

16	80%

15	75%

Less than 15	0

Any pay-out for the earnings before tax measure for the EDS acquisition is subject to an overall “floor” set at 75% of the cumulative target earnings before tax over the three years of the plan i.e. 2018, 2019 and 2020. If the cumulative target earnings before tax is less than this floor, then no pay-out will be made for this element, regardless of the actual earnings before tax achieved for 2020.

The maximum aggregate amount payable under the plan during the three-year life of the plan is $15 million. The amount was set at a level which would be an incentive for participants and, by incorporating EPS as a measure, would deliver value to stockholders. Participants have to be still in employment with the Corporation at the end of the period in the same or similar role and must have achieved a minimum of a 3 (Good Performer) performance rating in each year of the plan in order to be eligible to receive any payment under this plan. In exceptional circumstances, the Compensation Committee can, at its absolute discretion, award some or all of any potential payment to a participant who leaves the Corporation prior to the end of the performance period if they leave due to injury, disability, ill-health or death. Eligibility for participation in the plan was at the discretion of the Compensation Committee subject to approval by the Board. Mr. Williams, Mr. Cleminson, Dr. Boon, Dr. McRobbie and Mr. Watt are all participating in the Plan as Level A participants.

There are six categories of participation for Level A participants and five categories for Level B participants. The maximum incentive award for each participant at each category is as follows:

Level A	Maximum Incentive Award Payable	Total number of participants at each level
Category 1	$4,175,000	1
Category 2	$1,350,000	1
Category 3	$1,250,000	1
Category 4	$800,000	2
Category 5	$750,000	1
Category 6	$555,000	2

Level B	Maximum Incentive Award Payable	Total number of participants at each level
Category 1	$500,000	3
Category 2	$300,000	2
Category 3	$275,000	3
Category 4	$250,000	1
Category 5	$200,000	8

In the case of the NEOs, the Compensation Committee determined that Mr. Williams was eligible to participate in the Plan at Level A-Category 1, Dr. Boon was eligible to participate in the plan at Level A-Category 2, Mr. Cleminson at Level A-Category 3, Mr. Watt at Level A-Category 4 and Dr. McRobbie at Level A-Category 6

In the event of a change of control of the Corporation, the targets for the measures in the additional long-term incentive plan will be deemed to have been fully achieved and participants will receive the maximum incentive award payable as detailed above.

A provision exists which allows for potential claw-back of any payment made under the additional long-term incentive plan to any participant if, within 2 years of any payment made, it is identified that the audited annual financial results need to be materially restated. The additional long-term incentive plan also provides for the potential claw-back of any payment made under such plan to an individual participant if, within 2 years of any payment, the actions of such participant bring the Corporation into disrepute, as determined by the Compensation Committee, regardless of whether the participant is still employed by the Corporation or not in that period. Based on the performance of the different measures since the plan was introduced in January 2018, a total payment of $11,763,350 would be due if payments were due under this plan on December 31 2018. The absolute amount of any payment will however not be determined until February 2021 at which time payment may be zero if each of the performance measures does not achieve the threshold levels above.

Stock Ownership Guidelines

To further align stockholder and Executive Officer interests, the Corporation has adopted a minimum stockholding requirement for the Executive Officers. The CEO is required to acquire and hold stock valued at the equivalent of four times his base salary and all other Executive Officers are required to acquire and hold stock valued at the equivalent of two times their base salary. Only stock which is registered in the Executive Officer’s name or held beneficially in “street name” on behalf of such Executive Officer are taken into account for these purposes. Unvested equity awards are not taken into account. At the end of 2018, the stockholding of the CEO equated to 12.0 times his year-end salary using the average stock price during 2018 of $72.84.

The stockholding of each of the other NEOs was also greater than 200% of their year-end salary using the same average stock price for 2018. The Compensation Committee determined that there should also be a similar minimum stockholding requirement for the NEDs. All NEDs are required to acquire and hold stock valued at the equivalent of two times their annual retainer. At the end of 2018, the stockholding for all the NEDs, except Mr. Padfield and Mr. Landless, was also greater than 200% of the annual retainer. The new levels of stockholding for NEDs and Executive Officers must be reached within five years of appointment or the introduction of this policy, whichever is later, and Mr. Padfield and Mr. Landless therefore have one and two more years, respectively, to reach the required level.

Other Benefits and Perquisites

These are provided as appropriate and are set by reference to median market practice. They generally consist of pension arrangements, company car or car allowance, life, disability and medical cover. There are no non-qualified deferred compensation plans. Full details are set out in the table “All Other Compensation”, following the “Summary Compensation Table”.

Post-termination Compensation

Post-termination arrangements vary depending on the nature of the termination event and are designed to be in accordance with U.S. and U.K. market norms, depending on where the executive is based. Full details are set out in the footnotes to the “Post Employment Payments” table.

Employment Agreements

Each of the NEOs has a rolling twelve-month employment agreement with the Corporation. Under these agreements, the Corporation can terminate the agreement by giving one year’s notice to the NEO. In the case of Mr. Williams, he can terminate the agreement by giving the Corporation one year’s notice, while the other NEOs are required to give the Corporation six months’ notice if they wish to terminate the agreement. The employment agreement for each of the NEOs also includes a “Change of Control” clause. This specifies that, in the event of a change in control of the Corporation, if the Corporation terminates the NEO within twelve months of the change of control, or if the NEO terminates his employment within twelve months for good reason, the NEO will be entitled to a compensation payment. If the Corporation terminates the employment of the NEO during this period, the payment is calculated as twenty-four months’ compensation defined as base salary, bonus at target and any car allowance from the date of notice of termination. If the NEO terminates his employment, the payment is calculated as twenty-four months’ compensation, defined as above, from the date of the change of control. In addition, under the rules of the stock option plans, all options would vest on the change of control. The NEOs are treated in the same way as other employees who hold options under the plans. Change of control is deemed to have occurred if a person or group becomes the beneficial owner of 30% or more of the combined voting power of the Corporation; there is a consolidation or merger and the Corporation is not the surviving Corporation; the stockholders of the Corporation approve plans or proposals for a liquidation or dissolution of the Corporation or, if following a cash offer or merger, the members of the Board cease to constitute a majority of the Board. In addition, under their employment agreement, each of the NEOs, including the CEO and the CFO, is subject to a twelve month non-solicitation period, with respect to customers and employees, and a twelve month non-compete period, from the date their employment with the Corporation ends.

Indemnification Agreements

The Corporation has entered into indemnification agreements with each of the directors and NEOs in furtherance of the indemnification provisions contained in the Corporation’s Certificate of Incorporation and Bylaws, which indemnify the directors and officers of the Corporation to the fullest extent authorized or permitted by law. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was a director or officer or agent of the Corporation or any subsidiary of the Corporation or is or was a director, officer member, manager, trustee or agent of another entity at the request of the Corporation, including any action or inaction by the indemnitee in such a capacity. The indemnification agreements provide for advancement of expenses prior to final adjudication of the claim. To the extent that indemnification is unavailable, the agreements provide for contribution. The indemnification agreements set forth procedures relating to indemnification claims. The agreements also provide for maintenance of directors’ and officers’ liability insurance.

All Employee Sharesave Plan

The Corporation provides a broad based employee stock purchase plan, which gives eligible employees the right to acquire Common Stock through payroll deductions over a pre-determined period at a purchase price which reflects a 15% discount (20% for participants outside of the U.S.) to the market price of our stock. No participant may purchase more than $25,000 in value of Common Stocks under this plan in any calendar year. All of our NEOs participated in the Sharesave Plan in 2018.

U.S. Tax Matters

Internal Revenue Code (“IRC”) Section 162(m) limits the deductibility of annual compensation in excess of $1 million paid to “covered employees” (as defined by the IRC) of the Corporation. On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was enacted, which, among other things, eliminated the ability of companies to rely on the performance-based compensation exception under Section 162(m) and expanded the definition of covered employee. The changes to IRC Section 162(m) became effective for taxable years beginning after December 31, 2017. The Act includes a transition rule so that these changes do not apply to compensation paid pursuant to a “binding written contract” that was in effect on November 2, 2017 and that was not materially modified on or after such date.

As a result, beginning in 2018, the Corporation is no longer able to take a deduction for any compensation paid to our NEOs in excess of $1 million unless the compensation originally qualified for the “performance-based” compensation exception and qualifies for transition relief applicable to certain arrangements in place on November 2, 2017. Despite the Compensation Committee’s efforts to structure the executive compensation in a manner intended to be exempt from Section 162(m), and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the guidance issued thereunder as amended by the Act, the application of the transition rule may be of limited future value with respect to the preservation of the deduction of compensation payable to covered employees in excess of the Section 162(m) limits.

The Act also expanded the definition of covered employee. For 2017, our covered employees included the CEO and other NEOs (but not the CFO) who were Executive Officers as of the last day of our fiscal year. For 2018 and after, our covered employees generally include anyone who (i) was the CEO or CFO at any time during the year, (ii) was one of the other NEOs who was an Executive Officer as of the last day of the fiscal year, and (iii) was a covered employee for any previous year after 2016.

As with prior years, although the Compensation Committee will consider deductibility under IRC Section 162(m) with respect to the compensation arrangements for Executive Officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our compensation objectives may not always be consistent with the requirements for full deductibility, we and our subsidiaries may enter into or modify compensation arrangements under which payments would not be deductible under Section 162(m) if the Compensation Committee believes that it is in the best interest of the Corporation and its stockholders.

In addition, IRC Section 409A imposes restrictions on nonqualified deferred compensation plans. The deferred compensation plans maintained by the Corporation are structured to either be exempt from the requirements of IRC Section 409A or, if not exempt, to satisfy the requirements of IRC Section 409A, and the

Corporation has reviewed and, where appropriate, has amended each of its deferred compensation plans to meet the requirements of IRC Section 409A.

Impact of Accounting Treatment

The Corporation accounts for employee stock options and its employee Sharesave plan in accordance with generally accepted accounting principles. For further information on stock-based compensation, see Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

COMPENSATION COMMITTEE REPORT

The Compensation Committee assists the Board of Directors in its oversight of the Corporation’s compensation process. The Compensation Committee’s responsibilities are more fully described in its charter, which is accessible on Innospec’s website at www.innospecinc.com/corporate-governance.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s 2019 Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. This report is provided by the following independent directors, who comprise the Compensation Committee.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (“Securities Act”) or the Securities Exchange Act of 1934, as amended (“Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Corporation specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under the Securities Act or the Exchange Act.

THE COMPENSATION COMMITTEE

JOACHIM ROESER, Chair

MILTON C. BLACKMORE

LAWRENCE J. PADFIELD

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

Name & Principal Position		Salary	Bonus	Stock Awards	Option Awards	Non Equity Incentive Compensation	Change in Pension fund value and other deferred benefits	All Other Compensation	Total

(1)			(2)		(3)	(4)	(5)	(6)

	Year	($)	($)	($)	($)	($)	($)	($)	($)

Patrick S. Williams	2018	1,089,028	-	-	2,836,652	1,394,366	-	93,222	5,413,268
President and Chief Executive Officer	2017	1,026,462	-	-	4,491,214	1,738,800	-	98,655	7,355,131
	2016	977,692	243,881	-	1,091,109	4,428,000	-	95,862	6,836,544

Ian P. Cleminson	2018	358,330	-	-	425,136	315,645	-	97,354	1,196,465
Executive Vice President and Chief Financial Officer	2017	330,844	-	-	545,255	386,324	-	91,617	1,354,040
	2016	303,674	113,134	-	193,011	1,108,300	-	83,786	1,801,905

Philip J. Boon	2018	389,154	-	-	465,359	317,765	-	108,815	1,281,093
Executive Vice President, and Chief Operating Officer	2017	362,132	-	-	584,094	305,782	-136,618	103,159	1,218,549
	2016	334,277	131,791	-	218,685	1,308,947	367,130	92,998	2,453,828

Brian R. Watt	2018	279,205	-	-	340,583	244,665	-	81,497	945,950
Senior Vice President, Corporate Development and Investor Relations	2017	261,741	-	-	479,072	309,481	-	79,876	1,130,170
	2016	242,719	63,731	-	185,123	712,403	-	70,868	1,274,844

Ian M. McRobbie	2018	253,205	-	-	312,620	221,363	875	81,154	869,217
Senior Vice President, Research and Technology	2017	245,828	-	-	474,100	284,081	-7,202	78,358	1,075,165
	2016	238,856	53,731	-	153,045	707,819	152,120	68,537	1,374,108

Footnotes to “Summary Compensation Table”:

1.

Mr. Williams is paid in U.S. dollars. All the other NEOs above are paid in GB Pounds Sterling. For the purposes of the “Summary Compensation Table”, a GB Pound Sterling to U.S. Dollar exchange rate of 1.3371 is used for 2016, 2017 and 2018, being the average exchange rate for 2018.

2.

As previously disclosed, in 2016 the Corporation awarded one time/non-recurring additional exceptional bonus awards to a number of employees following the successful acquisition of the EDS business from Huntsman and in recognition of the significant improvement in stockholder value. As a result, each of the Named Executive Officers were awarded an additional discretionary bonus, the amounts of which are detailed under Bonus in the summary compensation table above.

3.

The value of the option awards for all Executive Officers listed above discloses the grant date fair value of options awarded under the CSOP and PRSOP and the grant date fair value of any SEUs awarded in lieu of stock option awards in line with the stated grant policy. In the case of Dr. McRobbie, 100% of the award was in the form of SEUs. The value of the option awards and SEUs are determined using the number of options and SEUs awarded and the grant date fair value for each option or SEU award made in the year. The grant date fair values on Corporation stock options are calculated using the Black-Scholes model, with reference to the underlying stock price, option exercise price, volatility of the Corporation’s stock price, risk free rate and expected dividend yield. For options with additional characteristics, such as vesting criteria linked to stock market indices or stock price performance, a Monte Carlo simulation is used to model the range of potential outcomes. For further information on the assumptions underlying these grant date fair values refer to Note 17 of the Consolidated Financial Statements contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018. For each Executive Officer, the value of the SEUs included in the total amount disclosed for 2018 under option awards is detailed below:

Name	Value of SEUs included under option awards	Proportion of value of SEUs relating to market price SEUs	Proportion of value of SEUs relating to zero price SEUs
Mr. Patrick S. Williams	$727,346	3.7%	96.3%
Mr. Ian P. Cleminson	$106,284	5.9%	94.1%
Dr. Philip J. Boon	$116,362	5.9%	94.1%
Mr. Brian R. Watt	$85,160	5.9%	94.1%
Dr. Ian M. McRobbie	$312,620	5.9%	94.1%

4.

The Non-Equity Incentive Compensation for all Executive Officers listed above relates to incentive compensation earned for the stated year under the MICP and, in the case of 2016, the Additional Exceptional Long-Term Incentive Plan (“2014 LTIP”). For each Executive Officer, the separate amounts earned under the MICP and the 2014 LTIP in 2016 are detailed below:

Name	Incentive Compensation earned under the MICP in 2016	Incentive Compensation earned in 2016 under the 2014 LTIP
Mr. Patrick S. Williams	$1,548,000	$2,880,000
Mr. Ian P. Cleminson	$328,300	$780,000
Dr. Philip J. Boon	$288,947	$1,020,000
Mr. Brian R. Watt	$262,403	$450,000
Dr. Ian M. McRobbie	$257,819	$450,000

5.

Dr. Boon and Dr. McRobbie were members of a defined benefit (final salary) pension plan, the Innospec Limited Defined Benefit Pension Plan (the “Pension Plan”) until March 31, 2010 when the Pension Plan closed to future service accrual. Dr. Boon subsequently transferred his benefits out of the Pension Plan during 2017 and as a result, he does not have any further benefits due to him under the Pension Plan. Under the Pension Plan, Dr. McRobbie has the right to receive a pension on retirement of 1/57 of his pensionable salary for each year of service. Dr. McRobbie’s pensionable salary was his full base salary at the time the Pension Plan closed. The values stated under the change in pension value and other deferred benefits relate to the increase in the qualified pensions in the Pension Plan only. There are no non-qualified pension benefits for the NEOs.

6.

The amounts reflected under “All Other Compensation” for 2018 are identified in the “All Other Compensation” table below. Other than where specified below, where any perquisites and personal benefits are provided to a NEO which are not generally available on a non-discriminatory basis to all employees in that business unit, their total value for any NEO was less than $10,000 in the year ended December 31, 2018.

ALL OTHER COMPENSATION

		Car Allowance	Leased Car Costs	Pension Allowance	Pension Contribution	Healthcare	Insurances	Other	Total

		(1)	(1)	(2)	(3)	(4)	(4)	(5)

		($)	($)	($)	($)	($)	($)	($)	($)

Mr. Patrick S. Williams
President and Chief Executive Officer	2018	0	0	0	55,000	28,434	1,245	8,543	93,222

Mr. Ian P. Cleminson
Executive Vice Presiident and Chief Financial Officer	2018	18,251	0	71,666	0	2,095	5,342	0	97,354

Dr. Philip J. Boon
Executive Vice President, and Chief Operating Officer	2018	18,251	0	77,831	0	2,095	7,524	3,114	108,815

Mr. Brian R. Watt
Senior Vice President, Corporate Development and Investor Relations	2018	0	17,904	55,841	0	2,095	5,657	0	81,497

Dr. Ian M. McRobbie
Senior Vice President, Research and Technology	2018	18,251	0	50,641	0	1,675	10,587	0	81,154

Footnotes to “All Other Compensation” table:

(1)

Executive Officers based in the U.K. are entitled to a leased company car or an allowance in lieu of a car. The allowance is set at £13,650 ($18,251) per annum. Mr. Cleminson, Dr. Boon and Dr. McRobbie all elected to receive the allowance in 2018. Mr. Watt elected to take a leased car in 2018 and the value of the lease and associated costs is shown under “Lease Car Costs” in the “All Other Compensation” table.

(2)

For U.K. based Executive Officers, where pensionable salary is subject to a cap, Executive Officers receive a salary supplement of 20% in lieu of pension for any salary above the pensions cap. Any supplement paid is taxable. For 2018, the pensions cap was set at $178,235. From May 2013, Dr. McRobbie did not participate in any pension plan due to U.K. government limits on total pension provision, and as a result received a salary supplement of 20% of his base salary in lieu of any pension provision. Dr. Boon, Mr. Cleminson and Mr. Watt also did not participate in any pension plan for the same reason from April 2014, in the case of Dr. Boon and from April 2016 in the case of Mr. Cleminson and Mr. Watt. As a result, they also received a salary supplement of 20% of their base salary in lieu of any pension provision from the date they ceased to participate in any pension plan. In the case of Mr. Williams, there is a limit set by the IRS for the amount that can be paid into a qualified 401(k) plan and as a result, the amount paid into the 401(k) plan by the Corporation for Mr. Williams was capped at $55,000. The amount paid to individuals is detailed under “Pension Allowance” in the “All Other Compensation” table.

(3)

The Corporation provides a number of defined contribution pension plans for employees. The amount paid into these defined contribution plans in 2018 for the NEOs is detailed above under “Pension Contribution” in the “All Other Compensation” table. In the case of Mr. Cleminson, Dr. McRobbie, Mr. Watt and Dr. Boon, no contributions were paid into any pension plan in 2018, due to limits on pension provision set by the U.K. government.

(4)

The NEOs are eligible for healthcare insurance and life and disability insurance through programs which are available to substantively the majority of salaried employees. The cost of these insurances is detailed under “Healthcare” and “Insurances”, respectively, in the “All Other Compensation” table. In the case of Mr. Williams, life and disability insurance is provided as part of the healthcare insurance and so is included in the figure under “Healthcare”.

(5)

Mr. Williams and Dr. Boon receive payments of $7,043 and $3,006, respectively, relating to 50% of the cost of a country/golf club membership. Mr. Williams is also provided with home internet service to allow him to work from home to the value of $1,500.

Employment Agreements

Each of the NEOs has a rolling twelve-month employment agreement with the Corporation. Under these agreements, the Corporation can terminate the agreement without cause by giving one year’s notice to the NEO. In the case of Mr. Williams, he can terminate the agreement by giving the Corporation one year’s notice, while the other NEOs are required to give the Corporation six months’ notice if they wish to terminate the agreement. The employment agreement for each of the NEOs also includes a “Change of Control” clause which is described in more detail in the narrative following the “Post Employment Payments” table.

In addition, under the employment agreement, Mr. Williams is entitled to a target bonus under the MICP of 75% of his base salary, with a potential maximum MICP bonus of 172.5%. All other NEOs have a MICP target bonus of 50% with a potential maximum of 115% of base salary. Each NEO is also entitled to participate in long-term incentive plans which have been described in more detail, including grant policy for different NEOs, in the Compensation Discussion and Analysis section, above.

Each NEO is also able to participate in the pension arrangements relevant for the business unit and country where they are based. In the case of Mr. Williams, he participates in a Defined Contribution plan in line with other U.S. based employees and details of the amount paid into the plan are provided in the “Summary Compensation Table”. As noted in the “Summary Compensation Table”, Dr. Boon and Dr. McRobbie were able to participate in the Innospec Limited Defined Benefit Pension Plan until its closure to future service accrual on March 31, 2010 and this is described more fully in the narrative following the Pension Benefit table on page 50. Mr. Watt participated in a defined contribution plan in line with other U.K. based employees. Mr. Cleminson, Dr. Boon and Dr. McRobbie also participated in this scheme from April 2010 and details of the amounts paid into this plan are provided in the “All Other Compensation” table.

The employment agreements for each NEO also provide medical insurance and life and disability insurance through programs which are available to the majority of salaried employees in the relevant part of the business unit. The costs of these insurances are provided in the footnotes to the “All Other Compensation” table.

In addition, under their employment agreement, each of the NEOs, including the CEO and the CFO, is subject to a twelve month non-solicitation period, with respect to customers and employees, and a twelve month non-compete period, from the date their employment with the Corporation ends.

Pay Ratio Disclosure

In line with the SEC disclosure requirements, the Corporation has determined the ratio of the total annual compensation of Mr. Williams, CEO, to the total annual compensation of the median employee for 2018, the last completed fiscal year.

In 2018, the total annual compensation of the CEO was $5,413,268. The total annual compensation of the median employee was $91,080. As a result, for 2018, the ratio of the CEO’s total annual compensation to the total annual compensation of the median employee was approximately 59 to 1.

The Corporation has reviewed its employee composition and compensation practices for 2018 and determined that there have been no changes in its employee population and/or employee compensation arrangements in the year that it believes would significantly impact its pay ratio disclosure. As a result, the Corporation has concluded it is appropriate to use the same median employee identified for the 2017 disclosure in its pay ratio calculation. The median employee was identified by examining compensation information derived from payroll records for all employees, excluding the CEO, who were employed by the Corporation on November 1, 2017. As of such date, the Corporation employed approximately 1,915 people, with 680 of these employees located in the United States and 1,235 located outside the United States. All employees were included, whether employed on a full-time, part-time, temporary or seasonal basis. In identifying the median employee, the Corporation selected actual cash compensation for the 12 month period ending December 31, 2016 as the most appropriate measure of compensation, as there has been no change in the employee population or compensation arrangements that would have resulted in a significant change in the pay distribution to the workforce. Cash compensation was defined as base salary (for salaried employees), wages (for hourly employees), bonus and incentive payments earned in 2016, and any cash allowances including shift allowance, car allowance and responsibility allowance, but excluding any payments relating to stock based incentives. In the cases where an individual was employed on November 1, 2017, but had not been employed in 2016, the 2016 compensation of an employee in a similar role and location was used as an estimate. In the cases where a full-time or part-time permanent employee was not employed by the Corporation for all of 2016, the compensation was annualized. Compensation was not analysed for any temporary or seasonal workers. This measure was consistently applied to all employees included in the calculation.

To determine the annual total compensation of the CEO, we used the amount reported in the “Total” column of the “Summary Compensation Table” in this Proxy Statement, which includes salary, stock and option awards, bonus, change in pension value, and all other compensation. The median employee’s total annual compensation for 2018 was calculated in accordance with the same requirements applicable to the CEO’s compensation as reported in the “Summary Compensation Table” and that number was used to calculate the ratio of the CEO’s pay to that of the median employee.

The SEC rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in making the determination as to who is the median employee and do not mandate that each company use the same method. We believe that the pay ratio information above is a reasonable estimate calculated in a manner consistent with the SEC rules. However, the total annual compensation of our median employee is unique to that person and is not necessarily a good indicator of the total annual compensation of any of the other employees of the Corporation, and it is not comparable to the annual total compensation of employees at other companies. Similarly, we would not expect that the ratio of the CEO’s total annual compensation to that of the median employee to be a number that can be compared to the ratio determined by other companies in any meaningful fashion.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017

Name and Principal Position		Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Plan Awards			All other Stock Awards: No. of Securities, Shares of stock or units	All other Options Awards: No. of Securities underlying options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	($)	($)	($)			($)	($)
Mr. Patrick S. Williams President and Chief Executive Officer	(1)	02/20/18	-	-	-	714,412	1,407,812	2,101,213	-	-	-	-
	(2)	02/20/18	-	-	-	-	-	-	-	1,663	68.20	26,990
	(3)	02/20/18	-	-	-	238,124	469,245	700,366	-	-	-	-
	(4)	-	360,612	801,360	1,843,128	-	-	-	-	-	-	-
	(5)	02/20/18	-	-	-	-	-	-	-	4,988	68.20	80,955
Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	(1)	02/20/18	-	-	-	102,003	201,006	300,009	-	-	-	-
	(2)	02/20/18	-	-	-	-	-	-	-	387	68.20	6,281
	(3)	02/20/18	-	-	-	34,001	67,002	100,003	-	-	-	-
	(4)	-	81,634	181,410	417,244	-	-	-	-	-	-	-
	(5)	02/20/18	-	-	-	-	-	-	-	1,161	68.20	18,843
Dr. Philip J. Boon Executive Vice President and Chief Operating Officer	(1)	02/20/18	-	-	-	111,651	220,018	328,384	-	-	-	-
	(2)	02/20/18	-	-	-	-	-	-	-	424	68.20	6,882
	(3)	02/20/18	-	-	-	37,223	73,352	109,481	-	-	-	-
	(4)	-	88,527	196,728	452,474	-	-	-	-	-	-	-
	(5)	02/20/18	-	-	-	-	-	-	-	1,270	68.20	20,612
Mr. Brian R. Watt Senior Vice President, Corporate Development and Investor Relations	(1)	02/20/18	-	-	-	81,712	161,020	240,329	-	-	-	-
	(2)	02/20/18	-	-	-	-	-	-	-	310	68.20	5,031
	(3)	02/20/18	-	-	-	72,104	53,686	80,129	-	-	-	-
	(4)	-	63,277	140,616	323,417	-	-	-	-	-	-	-
	(5)	02/20/18	-	-	-	-	-	-	-	930	68.20	15,094
Dr. Ian M. McRobbie Senior Vice President, Research and Technology	(1)	02/20/18	-	-	-	-	-	-	-	-	-	-
	(2)	02/20/18	-	-	-	-	-	-	-	1,138	68.20	18,470
	(3)	02/20/18	-	-	-	100,011	197,081	294,150	-	-	-	-
	(4)	-	57,250	127,224	292,615				-	-	-	-

Footnotes to “Grants of Plan-Based Awards” table:

(1)	Options issued under the PRSOP
(2)	SEUs issued under the CSOP
(3)	SEUs issued under the PRSOP
(4)	Estimated pay-outs under the MICP
(5)	Options issued under the CSOP

🌑	Details of the grant policy and performance criteria for the awards made in 2018 are covered earlier in the Compensation Discussion and Analysis.

🌑	The “Grants of Plan-Based Awards” table details awards made under the following plans:

The CSOP. Options were granted at market value and become exercisable normally after three years, with all options vesting at the end of this period. Cash based awards were also made in the form of SEUs, which can be cashed after three years, assuming the NEO remains employed by the Corporation. The SEU awards are detailed under “All Other Option Awards” in the rows labelled (2) in the table. On cashing the SEU award, the NEO receives a payment for each SEU equal to the market stock price of the Corporation at that time less the market stock price at time of grant. The CSOP awards are detailed under “All Other Option Awards” in the rows labelled (5). The grant date fair value for the option awards and SEUs under the CSOP has been determined using the fair value of the Corporation’s stock on the date of grant.

The PRSOP. Options were granted at zero cost, i.e. with an exercise price of zero and become exercisable after a minimum of two years but normally after three years, provided that specified performance criteria are achieved as set by the Compensation Committee. All options have a ten-year term and once options vest, the recipient has the right to exercise them at any time prior to their expiration date. Under the PRSOP, cash based awards were also made in the form of SEUs. SEUs were also granted at zero cost and become exercisable after a minimum of two years but normally after three years, subject to achievement of performance criteria set by the Compensation Committee. All SEUs have a ten-year term and once the SEUs vest, the recipient has the right to exercise them at any time prior to their expiration date. However, if option awards or SEUs under the PRSOP were granted to a participant who was or would otherwise be subject to Section 409A of the Internal Revenue Code, with an exercise price less than the fair market value of the shares on the date of grant, it must be exercised (if at all) no later than March 15 of the calendar year immediately following the calendar year in which it is first capable of exercise under the PRSOP. The SEU awards are detailed under “Estimated Future Pay-outs under Equity Incentive Plan Awards” in the row under the grant date labelled (3) in the table above and the PRSOP option awards are also detailed under “Estimated Future pay-outs under Equity Plan Awards” in the row labelled (1). In 2018, the relative weighting and performance criteria for both options and SEUs were set as:

•

35% weighting on the relative performance of the Corporation’s Total Shareholder Return (“TSR”) versus the Russell 2000 Total Return Index (“Index”). The threshold level is set at 70% of the Index performance over three years, in which case 60% of the options and SEUs will vest. The target level is set at 90% of the Index performance, in which case 80% of the options and SEUs will vest and the maximum level is set at 110% of the Index performance, in which case all the granted options and SEUs will vest

•

30% weighting on the compound increase per annum in sales revenue, excluding the Octane Additives business. The threshold level is set at a total growth of 4% versus the 2018 budget figure, in which case 20% of the options and SEUs will vest. The target level is set at a total growth of 6% versus the 2018 budget figure, in which case 60% of the options and SEUs will vest and the maximum level is set at a total growth of 8% versus the 2018 budget figure, in which case all the granted options and SEUs will vest

•

35% weighting on the compound increase per annum in earnings per share (“EPS”), excluding the Octane Additives business. The threshold level is set at a total growth of 1% versus the 2018 budget figure, in which case 20% of the options and SEUs will vest. The target level is set at a total growth of 2% versus the 2018 budget figure, in which case 60% of the options and SEUs will vest and the maximum level is set at a total growth of 3% versus the 2018 budget figure in which case all the granted options and SEUs will vest

The estimated future pay-outs for the PRSOP options and SEU awards have been valued using the grant date fair value for the awards.

MICP. Payment under the MICP is based on achievement of pre-determined financial goals and personal objectives set by the Board each year. The threshold level is set at 90% achievement of the financial goals and the target payment is earned for 100% achievement of the financial goals. The maximum payment is earned for 130% achievement of the financial goals. The potential awards for 2018 are detailed in the table in the row under the grant date heading labelled (4). As this is an annual non-equity incentive plan, no grant date is disclosed.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2018

			Option Awards						Stock Awards
Name and Principal Position			Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plans Awards: Number of Securities Underlying Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
						($)			($)	($)	($)
Mr. Patrick S. Williams	1	6	2268			43.95	02/23/2025
President and Chief	1	7		2,347		44.18	02/22/2026
Executive Officer	1	9		1,530		70.60	02/21/2027
	1	11		1,663		68.20	02/20/2028
	2	6	6,805			43.95	02/23/2025
	2	7		7,040		44.18	02/22/2026
	2	9		4,589		70.60	02/21/2027
	2	11		4,988		68.20	02/20/2028
	3	7			7,040	0.00	02/21/2026
	3	8			25,000	0.00	02/22/2027
	3	9			8,526	0.00	02/21/2027
	3	11			12,193	0.00	02/20/2028
	4	7			21,120	0.00	02/22/2026
	4	9			25,577	0.00	02/21/2027
	4	11			36,581	0.00	02/20/2028
	5	10		184		64.94	12/25/2020
Mr. Ian P. Cleminson	1	7		450		44.18	02/22/2026
Executive Vice President	1	9		302		70.60	02/21/2027
and Chief Financial Officer	1	11		387		68.20	02/20/2028
	2	7		1,349		44.18	02/22/2026
	2	9		529		70.60	02/21/2027
	2	9		378		70.60	02/21/2027
	2	11		1,161		68.20	02/20/2028
	3	7			1,236	0.00	02/22/2026
	3	8			3,000	0.00	02/22/2027
	3	9			1,034	0.00	02/21/2027
	3	10			1,741	0.00	02/20/2028
	4	6			3,710	0.00	02/22/2026
	4	7			3,102	0.00	02/21/2027
	4	10			5,223	0.00	02/20/2028
	5	12		374		61.83	05/01/2022
Dr. Philip J. Boon	1	7		510		44.18	02/22/2026
Executive Vice President	1	9		331		70.60	02/21/2027
and Chief Operating Officer	1	11		424		68.20	02/20/2028
	2	7		1,528		44.18	02/22/2026
	2	9		993		70.60	02/21/2027
	2	11		140		68.20	02/20/2028
	3	11		1,130		68.20	02/20/2028
	3	7			1,401	0.00	02/22/2026
	3	8			3,000	0.00	02/21/2027
	3	9			1,132	0.00	02/21/2027
	3	11			1,906	0.00	02/20/2028
	4	7			6,000	0.00	02/22/2026
	4	9			8,000	0.00	02/21/2027
	4	13			4,203	0.00	11/01/2025
	4	14			3,395	0.00	11/01/2025
	4	11			5,717	0.00	02/20/2028
	5	12		374		61.83	05/01/2022

			Option Awards						Stock Awards
Name and Principal Position			Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plans Awards: Number of Securities Underlying Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
						($)			($)	($)	($)
Mr. Brian R. Watt	1	7		431		44.18	02/22/2026
Senior Vice President,	1	9		242		70.60	02/21/2027
Corporate Development	1	11		310		68.20	02/20/2028
and Investor Relations	2	7		702		44.18	02/22/2026
	2	7		592		44.18	02/22/2026
	2	9		725		70.60	02/21/2027
	2	11		930		68.20	02/20/2028
	3	7			1,186	0.00	02/22/2026
	3	8			3,000	0.00	02/22/2027
	3	9			827	0.00	02/21/2027
	3	11			1,395	0.00	02/20/2028
	4	7			3,558	0.00	02/22/2026
	4	9			2,479	0.00	02/21/2027
	4	11			4,184	0.00	02/20/2028
	5	12		374		61.83	05/01/2022
Dr. Ian M. McRobbie	1	7		1,426		44.18	02/22/2026
Senior Vice President,	1	9		950		70.60	02/21/2027
Research and Technology	1	11		1,138		68.20	02/20/2028
	3	7			3,922	0.00	02/22/2026
	3	8			3,000	0.00	02/22/2027
	3	9			4,274	0.00	02/21/2027
	3	11			5,121	0.00	02/20/2028
	5	12		374		61.83	05/01/2022

Footnotes to “Outstanding Equity Awards at Fiscal Year End 2018” table:

(1)	SEUs issued under the CSOP. These are detailed in the columns headed “Number of Securities Underlying Un-Exercised Options”
(2)	Options issued under the CSOP. These are detailed in the columns headed “Number of Securities Underlying Un-Exercised Options”
(3)

SEUs issued under the PRSOP. SEUs under the PRSOP which are not exercisable are detailed in the column headed “Equity Incentive Plans Awards” and those which are exercisable are detailed in the column headed “Number of Securities Underlying Un-Exercised Options Exercisable”

(4)

Options issued under the PRSOP. Option awards under the PRSOP which are not exercisable are detailed in the column headed “Equity Incentive Plan Awards” and those which are exercisable are detailed in the column headed “Number of Securities Underlying Un-Exercised Options Exercisable”

(5)	Options issued under the ShareSave plan. These are detailed in the columns headed “Number of Securities Underlying Un-Exercised Options”
(6)	Options and SEUs vested on February 23, 2018
(7)	Options and SEUs vested on February 21, 2019
(8)	SEUs vested on February 22, 2019
(9)	Options and SEUs have vesting date of February 21, 2020
(10)	Options have vesting date of September 25, 2020
(11)	Options and SEUs have vesting date of February 20, 2021
(12)	Options have vesting date of November 1, 2021
(13)	Options have vesting date of November 1, 2019
(14)	Options have vesting date of November 1, 2020

With respect to non-vested or unearned performance based stock options and SEUs, the number of shares reported in the table is based on the performance achieved for each performance goals in the previous fiscal year (2018), except where performance was below the threshold level, in which case the number of shares and SEUs reported is based on the threshold level, as detailed below:

🌑

For those options and SEUs which expire in February 2027, relative performance of 110% for TSR versus the Russell 2000, and 3% increase in EPS, excluding Octane Additives, per annum, and 4% increase in gross revenue, excluding Octane Additives

🌑

For those options and SEUs which expire in February 2028, relative performance of 110% for TSR versus the Russell 2000, 3% increase in EPS, excluding Octane Additives per annum and 8% increase in gross revenue, excluding Octane Additives.

In the case of the options and SEUs which expire in February 2026, the number of shares reported is based on achieving the maximum performance of relative performance of 100% for TSR versus the Russell 2000, the maximum performance of 3% increase in EPS, excluding Octane Additives per annum and the maximum performance of 8% increase in growth in gross revenue, excluding Octane Additives, per annum as these options and SEUs vest in February 2019 and this is the expected outcome.

The number of shares reported for Dr. Boon in the case of those which vest in November 2019 and November 2020 is based on the full achievement of the performance measures as this is the expected outcome. The number of SEUs reported for Mr. Williams and each of the NEOs in the case of those granted in February 2017 and which vest in February 2019 are based on the full achievement of the performance measures as this is the expected outcome.

The market value of any shares which have not vested is calculated using the year end stock price of $61.76, as an indication.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2018

The following table provides information for the NEOs on exercises of stock option and cash based awards (SEUs) and matching stock which transferred to the NEOs during the fiscal year 2018, including the number of shares or SEUs acquired on exercise or transfer and the value realized.

Name and Principal Position		Option Awards		Stock Awards
		Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Exercise
			($)		($)

Mr. Patrick S. Williams
President and Chief	(1)	5,444	353,588	-	-
Executive Officer	(4)	16,331	1,060,698	-	-

Mr. Ian P. Cleminson
Executive Vice President and	(1)	1,230	84,563	-	-
Chief Financial Officer	(2)	558	13,838	-	-
	(3)	1,677	41,254	-	-
	(4)	3,688	252,812	-	-

Dr. Philip J. Boon
Executive Vice President and	(5)	881	29,170	-	-
Chief Operating Officer	(1)	1,054	73,253	-	-
	(1)	940	65,330	-	-
	(2)	511	11,993	-	-
	(1)	427	10,910	-	-
	(3)	776	19,439	-	-
	(3)	506	12,675	-	-
	(4)	2,819	194,511	-	-
	(4)	6,000	447,150	-	-

Mr. Brian R. Watt
Senior Vice President,	(1)	908	62,062	-	-
Corporate Development and Investor Relations	(1)	970	66,300	-	-
	(2)	429	11,600	-	-
	(2)	441	9,843	-	-
	(2)	441	10,760	-	-
	(3)	1,286	35,288	-	-
	(3)	1,038	23,583	-	-
	(3)	1,322	32,786	-	-
	(3)	283	6,430	-	-
	(4)	3,537	243,169	-	-
	(4)	2,909	199,994	-	-

Dr. Ian M. McRobbie
Senior Vice President,	(5)	881	29,170	-	-
Research and Technology	(1)	4,861	372,839	-	-
	(1)	3,675	281,873	-	-
	(1)	3,903	299,360	-	-
	(2)	1,768	62,570	-	-
	(2)	1,782	54,654	-	-
	(2)	1,774	58,099	-	-

Footnotes to the “Option Exercises and Stock Vested during Fiscal 2018” table:

(1)	SEUs exercised which were issued under the PRSOP
(2)	SEUs exercised which were issued under the CSOP
(3)	Options exercised which were issued under the CSOP
(4)	Options exercised which were issued under the PRSOP
(5)	Options exercised which were issued under the ShareSave Plan

The aggregate dollar amount realized on exercise of option awards, SEUs and matching shares was computed by calculating the closing price of all underlying Common Stock on the date of exercise or transfer, less the exercise price of the option, multiplied by the number of shares underlying the options or SEUs exercised or stock transferred.

PENSION BENEFIT

Name and Principal Position	Plan Name	Number of years credited service at March 31, 2010	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
			$	$

Dr. Ian M. McRobbie Senior Vice President, Research and Technology	Innospec Limited Pension Plan	10.25	1,012,107	50,579

Footnotes to “Pension Benefit” table:

🌑

The Corporation operated the Innospec Limited Pension Plan (“Pension Plan”) for relevant employees based in the U.K. The Pension Plan was available to all employees in the U.K., but closed to future service accrual for all members on March 31, 2010. Dr. McRobbie was a member of this Pension Plan on that date. The Corporation does not participate in any other defined benefit pension arrangements in respect of any of the NEOs. The Defined Benefit Pension table therefore covers the Pension Plan only.

🌑	The number of years of credited service is based on service to March 31, 2010, when the Pension Plan closed to future service accrual.

🌑

The Pension Plan provides a pension on retirement of 1/57 of pensionable salary for each year of service. The amount of annual salary which is defined as pensionable under the Pension Plan is capped and at the time the plan closed, this cap was set at $178,235. Dr. McRobbie was not subject to the cap on pensionable salary as he joined the Pension Plan prior to the introduction of the cap. As a result, Dr. McRobbie’s pensionable salary was his full base salary.

🌑

Pensionable salary under the Pension Plan is defined as base salary only, up to the pensions cap where relevant. Any bonus payments, incentive payments or supplementary payments are not treated as pensionable.

🌑

Under the rules of the Pension Plan, normal retirement age is 65 although members can retire at 60 without an actuarial reduction. Retirement between the ages of 55 and 60 is permitted, but the pension payable is reduced by an amount determined by the actuarial advisors to the Trustees of the Pension Plan. If a member of the Pension Plan is made redundant by the Corporation and is already aged 50 or over, then, under the rules of the Pension Plan, they are able to take their pension immediately without any actuarial reduction. If, however, a member was under 50 at the time of severance, they would be entitled to unreduced pension benefits from age 55. From April 2010, the minimum age from which pension benefits can be paid increased to 55 (with the exception of certain members protected under U.K. pension legislation). Dr. McRobbie is classed as a protected member and was therefore unaffected by the change in April 2010. Any benefit paid would be in the normal form payable by the Pension Plan, namely a monthly pension with an option to surrender part of this pension for a tax free lump sum, in line with U.K. tax regulations.

🌑

If an individual chooses to transfer benefits into the Pension Plan from another plan, they will be provided with a service credit in lieu of the transferred in benefits. The amount of service credit given is calculated by the actuaries on behalf of the Trustees of the Pension Plan and is designed to be cost neutral to the Pension Plan. The right to transfer is subject to the approval of the Trustees of the Pension Plan, who have determined that with effect from April 1, 2010 no further transfers in will be accepted following the closure of the Pension Plan to future service accrual.

🌑

Dr. McRobbie joined the Pension Plan on January 1, 2002 and received a service credit of 2.000 years in lieu of transferred in benefits from another plan. This is included in the total credited service in the table and equates to $197,484 of additional present value accumulated benefit which is included in the total “Present Value of Accumulated Benefit” in the table above.

🌑	The present value of accumulated benefits as at December 31, 2018 has been calculated using the following principal assumptions:

Discount rate	2.78% per annum

Post retirement pension increases	2.25% per annum based on CPI on pensions in excess of the Guaranteed Minimum Pension (“GMP”). GMP is assumed to increase in line with statutory requirements.

Pre-retirement decrements	Individuals are assumed to remain in service and retire at the earliest age at which they can take their full pension benefits unreduced in normal health and circumstances, except for Dr. McRobbie who has already started to take his pension benefits from the Pension Plan.

Post retirement mortality	Self-Administered Pension Schemes (“SAPS”) Series 2 All Pensioners (Amounts) tables with a multiplier of 98% for males and 96% for females. The calculations also include allowance for improvements to mortality rates in the future in line with “CMI 2016 core projection” from 2007 onwards with a long term trend rate of 1.5% per annum.

Commutation	At retirement, individuals are assumed to commute 20% of their benefits in exchange for a cash lump sum based on the current factors in force, except for Dr. McRobbie who chose not to commute any of his benefits at the time he started to take them from the Pension Plan.

🌑	The Corporation does not provide any non-qualified deferred compensation programs.

POST EMPLOYMENT PAYMENTS

The following table quantifies the potential payments upon termination or change of control that any of our NEOs would receive assuming that the relevant termination event had occurred on December 31, 2018. The potential payments relating to vested and unvested stock options include payments relating to SEUs as well as options.

Name and Principal Position	Benefit	Retirement	Termination without cause	Termination in event of Change of Control	Death in Service
		($)	($)	($)	($)
Mr. Patrick S. Williams President and Chief Executive Officer	Cash Severance - Salary and benefits	0	1,068,480	2,136,960	0
	Cash Severance - Bonus	0	801,360	1,602,720	0
	Vested Stock options	40,393	0	40,393	40,393
	Unvested Stock options	191,921	232,314	9,258,721	9,258,721
	Life Assurance	0	0	0	200,000
	Total	232,314	2,102,154	13,038,794	9,499,114
Mr. Ian P. Cleminson Executive Vice President and Chief Financial Officer	Cash Severance - Salary and benefits	0	363,334	726,668	0
	Cash Severance - Bonus	0	172,966	345,931	0
	Vested Stock options	0	0	0	0
	Unvested Stock options	31,704	31,704	1,288,643	1,288,643
	Life Assurance	0	0	0	2,075,588
	Total	31,704	568,004	2,361,242	3,364,231
Dr. Philip J. Boon Executive Vice President and Chief Operating Officer	Cash Severance - Salary and benefits	0	392,543	785,086	0
	Cash Severance - Bonus	0	187,570	375,141	0
	Vested Stock options	0	0	0	0
	Unvested Stock options	58,926	58,926	2,293,588	2,293,588
	Life Assurance	0	0	0	2,250,843
	Total	58,926	639,039	3,453,815	4,544,431
Mr. Brian R. Watt Senior Vice President, Corporate Development and Investor Relations	Cash Severance - Salary and benefits	0	268,142	536,284	0
	Cash Severance - Bonus	0	134,071	268,142	0
	Vested Stock options	0	0	0	0
	Unvested Stock options	53,424	53,424	1,144,908	1,144,908
	Life Assurance	0	0	0	1,608,852
	Total	53,424	455,637	1,949,334	2,753,760
Dr. Ian M. McRobbie Senior Vice President, Research and Technology	Cash Severance - Salary and benefits	0	260,004	520,009	0
	Cash Severance - Bonus	0	121,301	242,602	0
	Vested Stock options	0	0	0	0
	Unvested Stock options	25,043	25,043	1,032,781	1,032,781
	Life Assurance	0	0	0	1,455,611
	Total	25,043	406,348	1,795,392	2,488,392

Footnotes to “Post Employment Payments” table:

🌑	In the case of resignation or dismissal for cause, none of the NEOs would be entitled to any post-employment payments from the Corporation.

🌑

The NEOs are treated in line with all other employees in the event of retirement or change of control in terms of payments relating to stock options and SEUs. In the case of retirement, under the rules of the CSOP, any CSOP options or SEUs granted will vest and become exercisable; whilst under the rules of the

PRSOP, options or SEUs which have not vested will lapse. The value of any stock options and SEUs which will become exercisable under each scenario, using the 2018 year end stock price of $61.76, is included in the table above, as an indication.

🌑

The employment agreement for each NEO includes a change in control clause. This specifies that, in the event of a change in control of the Corporation, if the Corporation terminates the Executive Officer within twelve months of the change of control, or if the Executive Officer terminates his employment within twelve months for good cause, the Executive Officer will be entitled to a compensation payment. If the Corporation terminates the employment of the Executive Officer during this period, the payment is calculated as twenty four months compensation defined as base salary, bonus at target and any car allowance from the date of notice of termination. If the Executive Officer terminates his employment, the payment is calculated as twenty four months compensation, defined as above, from the date of the change of control. In addition, under the rules of the stock option plans, all options would vest on the change of control. The NEOs are treated in the same way as other employees who hold options under the plans. Change of control is deemed to have occurred if a person or group becomes the beneficial owner of 30% or more of the combined voting power of the Corporation; there is a consolidation or merger and the Corporation is not the surviving corporation; the stockholders of the Corporation approve plans or proposals for a liquidation or dissolution of the Corporation or, if following a cash offer or merger, the members of the Board cease to constitute a majority of the Board. The amounts detailed in the “Post Employment Payments” table include the compensation payments and the value of any stock options which will become exercisable in these scenarios, using the 2018 year end stock price of $61.76, as an indication.

🌑

NEOs based in the U.K. are provided with life assurance cover at six times their base salary if they die in service. In the case of the Executive Officers based in the U.S., the death in service cover is 1.25 times base salary, with the maximum payment capped at $200,000. The amount of these potential payments for each NEO is included in the table above, as an indication.

🌑

If the Corporation terminates the employment of an Executive Officer without cause, the Executive Officer would normally be eligible for a severance payment to cover loss of salary and other direct compensation for the duration of the notice period specified in their employment agreement. All of the NEOs have a twelve month notice period. In addition, in line with the rules of the share option plans, any CSOP options would vest and the Executive Officer would have twelve months from the date of termination to exercise these and any vested options under any of the share plans. With regards to the options, the NEOs are treated the same way as other employees who hold options under the plans. The amounts detailed in the ”Post Employment Payments” table include the severance payments and the value of any share options which will become exercisable, using the 2018 year end stock price of $61.76.

Director Compensation

DIRECTOR COMPENSATION FOR FISCAL 2018

Name	Fees Earned or Paid in Cash		Option Awards (Fair Market Value)	Total
	$		$	$
Mr. Hugh G. C. Aldous	103,000		32,182	135,182
Mr. Milton C. Blackmore	175,000	*	32,182	207,182
Mr. David F. Landless	106,000		32,182	138,182
Mr. Lawrence J. Padfield	90,000		32,904	122,182
Mr. Robert I. Paller	105,000	*	32,182	137,182
Mr. Joachim Roeser	105,000		32,182	137,182

*This amount includes $15,000 each in fees paid to Mr. Blackmore and Mr. Paller for serving as a member of a special committee of directors set up on April 9, 2018 to consider a demand letter addressed to the Board of Directors.

The director’s compensation is a flat annual fee based on the following arrangement:

🌑	An annual retainer of $160,000, paid quarterly, to the Chairman of the Board;

🌑	An annual retainer of $90,000, paid quarterly, for all other NEDs;

🌑	An additional annual retainer of $10,000, paid quarterly, for the Chairman of the Compensation Committee;

🌑	An additional annual retainer of $16,000, paid quarterly, for the Chairman of the Audit Committee;

🌑	An additional annual retainer of $8,000, paid quarterly, for the Chairman of the Nominating and Corporate Governance Committee;

🌑	An additional annual retainer of $5,000, paid quarterly, to the members of the Audit Committee;

🌑	No additional daily fees for attendance at Board or Committee meetings or calls, except as provided below; and

🌑	NEDs may receive an additional daily fee of $2,000 for additional days provided at the specific request of the CEO.

In addition to the compensation arrangements described above:

🌑

Each NED is entitled to reimbursement for any reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board of Directors or its Committees and related activities;

Each NED also receives an annual grant of stock options under the Non-Executive Directors Stock Option Plan (“NEDSOP”) in February equal to $80,000, based on the closing stock price for Corporation stock on the date prior to grant (25% of such options are granted at zero cost). Options are granted either at market value or at zero exercise price and in either case become exercisable normally after three years, with all options vesting at the end of this period. All options have a ten-year term. Since these options have an exercise price less than the fair market value of the shares on the date of grant, if they are granted to a participant who is subject to U.S. taxation, they must be exercised (if at all) no later than March 15 of the calendar year immediately following the calendar year in which they vest in order to remain exempt from Section 409A of the Internal Revenue Code. The Innospec Inc. Long-Term Incentive Omnibus Plan is being used for such awards to Directors, Officers and other employees in 2019 and going forward.

🌑

The values of the option awards for the Directors included in the “Director Compensation” table is determined using the number of options awarded and the grant date fair value for each option award made in the year. The grant date fair values on the Corporation’s stock options are calculated using the Black-Scholes model, with reference to the underlying stock price, option exercise price, volatility of the Corporation’s stock price, risk free rate and expected dividend yield. For options with additional characteristics, such as vesting criteria linked to stock market indices or stock price performance, a Monte Carlo simulation is used to model the range of potential outcomes. For further information on the assumptions underlying these grant date fair values refer to Note 17 of the Consolidated Financial Statements contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018;

🌑

In 2018, the Compensation Committee reviewed the competitiveness of the director compensation program, and, as part of this, conducted a benchmarking exercise using the comparator group used to benchmark the CEO’s compensation. On November 6, 2018 the Board of Directors approved the recommendation of the Compensation Committee to change the director compensation program with effect from January 1, 2019 to increase the equity compensation element such that each Director will receive an annual grant of stock options equal to $90,000 (increased from $80,000), based on the closing stock price for the Corporation’s stock on the date prior to grant (two-thirds of such options to be granted at zero cost, one-third to be granted at market price);

🌑	The number of unexercised options outstanding as of December 31, 2018 for each NED is detailed below:

Name	Number of Options	Grant Price	Date of Grant
		$
Mr. Hugh G. C. Aldous	293	0.00	02/20/18
	880	68.2	02/20/18
	283	0.00	02/21/17
	850	70.60	02/21/17
	441	0.00	02/22/16
	1,030	44.18	02/22/16
	444	0.00	02/23/15
	1,035	43.95	02/23/15
	977	46.03	02/14/14
	1,089	41.31	02/20/13
	1,522	29.56	02/23/12
	1,660	27.11	02/22/11
Mr. Milton C. Blackmore	293	0.00	02/20/18
	880	68.2	02/20/18
	283	0.00	02/21/17
	850	70.60	02/21/17
	441	0.00	02/22/16
	1,030	44.18	02/22/16
	1,035	43.95	02/23/15
Mr. David F. Landless	293	0.00	02/20/18
	880	68.2	02/20/18
	283	0.00	02/21/17
	850	70.60	02/21/17
	1,000	0.00	05/05/16
	404	0.00	05/05/16
	942	48.28	05/05/16
Mr. Lawrence J. Padfield	293	0.00	02/20/18
	880	68.20	02/20/18
	283	0.00	02/21/17
	850	70.60	02/21/17
	441	0.00	02/22/16
	1,030	44.18	02/22/16
	444	0.00	02/23/15
	1,035	43.95	02/23/15
	977	46.03	02/14/14
	1,108	40.58	05/15/13
Mr. Robert I. Paller	293	0.00	02/20/18
	880	68.20	02/20/18
	283	0.00	02/21/17
	850	70.60	02/21/17
	441	0.00	02/22/16
	1,030	44.18	02/22/16
	1,035	43.95	02/23/15
	977	46.03	02/14/14
	1,089	41.31	02/20/13
	1,522	29.56	02/23/12
	1,660	27.11	02/22/11
	3,673	12.25	05/24/10

Name	Number of Options	Grant Price	Date of Grant
		$
Mr. Joachim Roeser	293	0.00	02/20/18
	880	68.20	02/20/18
	283	0.00	02/21/17
	850	70.60	02/21/17
	441	0.00	02/22/16
	1,030	44.18	02/22/16
	444	0.00	02/23/15
	1,035	43.95	02/23/15
	977	46.03	02/14/14
	1,089	41.31	02/20/13
	1,522	29.56	02/23/12
	1,660	27.11	02/22/11

Equity Compensation Plans

The following table summarizes information, as of December 31, 2018 relating to current equity compensation plans of the Corporation approved by security holders pursuant to which grants of options, full value options, restricted stock, restricted stock units or other rights to acquire stock have been granted from time to time under the CSOP, PRSOP and NEDSOP. The CSOP and the PRSOP both expired in May 2018 and no further options were granted under these Plans after that date. At the 2018 Annual Meeting of Stockholders, the stockholders approved a new equity-based incentive plan, the Innospec Inc. 2018 Omnibus Long-Term Incentive Plan (“Omnibus Plan”). This plan provides for options exercisable for Common Stock and performance shares as well as SEUs, which are payable in cash based on stock price. No awards were made under the Omnibus Plan to any of the NEOs in 2018. The Corporation does not have any equity compensation plans which have not been approved by stockholders. Additional information about the CSOP and PRSOP can be found in the Compensation Discussion and Analysis section of the proxy statement and information about the NEDSOP can be found in the Director Compensation section of the proxy statement.

Plan Category	No. of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by stockholders	337,238	$14.106	900,000

Equity compensation plans not approved by stockholders

Total	337,238	$14.106	900,000

RELATED PERSON TRANSACTIONS AND RELATIONSHIPS

The Corporation has retained and continues to retain Smith, Gambrell & Russell, LLP, a law firm with which Mr. Paller is Of Counsel. During the fiscal year ended December 31, 2018 the Corporation paid Smith, Gambrell & Russell, LLP, $306,442 in fees for services provided during the period.

Mr. Landless is a non-executive director of Ausurus Group Limited which owns European Metal Recycling Limited (“EMR”). In 2018, the Corporation’s subsidiary, Innospec Limited, sold scrap metal to EMR for a value of $335,840. A tendering process was operated to select the best buyer for the scrap metal.

RELATED PERSON TRANSACTIONS APPROVAL POLICY

Pursuant to the Corporation’s Code of Ethics Policy, all senior officers must disclose to the Board of Directors any material transaction or relationship that could reasonably be expected to give rise to a conflict of interests. The Code of Ethics Policy also states that no employee may seek to obtain special treatment from the Corporation for family members, friends or for businesses in which family members or friends have an interest. During the year ended December 31, 2018 the Corporation has not made any charitable contributions to any charity on which any Director serves as an Executive Officer.

INFORMATION REGARDING THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of the Corporation, selected by the Audit Committee for the fiscal year ended December 31, 2019 is KPMG LLP.

AUDIT COMMITTEE REPORT

The Board has adopted a written Audit Committee Charter.

As part of fulfilling its responsibilities, the Audit Committee:

1.

held meetings with the Corporation’s Business Assurance function and the independent registered public accounting firm, both in the presence of management and privately to discuss the overall scope and plans for the respective audits, the results of the audits, the evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s final reports;

2.	reviewed and discussed the audited consolidated financial statements for fiscal year 2018 with management and the independent registered public accounting firm;

3.

discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards 1301 “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board; and

4.

received the written disclosure and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526 regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed that firm’s independence with representatives of the firm. The Audit Committee has also considered whether KPMG LLP’s provision of non-audit services to the Corporation is compatible with its independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Corporation’s audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Corporation specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

The foregoing report has been approved by all members of the Audit Committee.

DAVID F. LANDLESS, Chair

HUGH G. C. ALDOUS

JOACHIM ROESER

Principal Accountant Fees and Services

The Board of Directors are seeking ratification of KPMG LLP’s appointment at the 2019 Annual Meeting of Stockholders in respect of the 2019 fiscal year as described in Proposal 3 in this Proxy Statement.

Aggregate fees for professional services rendered for the Corporation by KPMG LLP and other global KPMG member firms for the fiscal years 2018 and 2017 were:

Fee type	Fiscal 2018 $’000	Fiscal 2017 $’000

Audit	2,005	1,600

Audit Related	-	-

Tax	-	-

Other	-	-

Total	2,005	1,600

Note 1:

The aggregate fees included in Audit fees are fees billed for the fiscal years for the audits of the consolidated financial statements of the Corporation, statutory and subsidiary audits, and review of documents filed with SEC. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permitted non-audit services provided by the Corporation’s independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to the Audit Committee Chairman, provided all such delegated pre-approval decisions are reported to the Audit Committee at its next regularly scheduled meeting. General pre-approval of certain audit, audit-related and tax services, which are detailed as to type of service, is granted by the Audit Committee at each quarterly meeting. The Audit Committee subsequently reviews fees that are paid for such pre-approved services. Specific pre-approval is required for all other services that are requested of our independent registered public accounting firm. These requests are reviewed quarterly, and the status of all such requests and services is reviewed with the Audit Committee.

In fiscal years 2018 and 2017, $nil and $nil, respectively, were paid to the Corporation’s independent registered public accounting firm for which the de minimis exception was used.

INFORMATION ABOUT OUR COMMON STOCK OWNERSHIP

The table “Beneficial Owners at fiscal year-end 2018” sets out certain information with respect to the beneficial ownership of the Corporation’s Common Stock as of December 31, 2018 by holders of more than 5% of the Corporation’s outstanding Common Stock. The table “Stock Ownership of Directors and Executive Officers” sets out information with regard to the Directors of the Corporation, our NEOs, and all current Directors and Executive Officers of the Corporation as a group. As of December 31, 2018 excluding treasury stock, there were 24,433,701 shares of Common Stock outstanding. According to the rules adopted by the SEC, a person is the “beneficial owner” of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within sixty days through the exercise of an option, warrant, right of conversion of a security or otherwise. The percentage of the Corporation’s Common Stock beneficially owned by a person assumes that the person has exercised all options and converted all convertible securities that the person holds which are exercisable or convertible within sixty days of the date as of which such information is provided in the applicable table. To the knowledge of the Corporation, each stockholder has sole voting and investment power with respect to the stock indicated as beneficially owned, unless otherwise indicated in a footnote. Unless otherwise indicated, the business address of each person is the Corporation’s corporate address.

BENEFICIAL OWNERS AT FISCAL YEAR END 2018 (INFORMATION AS REPORTED IN SCHEDULE 13G AS OF DECEMBER 31, 2018)

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	(1)	3,993,716	16.40%
55 East 52nd Street
New York
NY 10022
FMR LLC	(2)	3,659,994	14.99%
245 Summer Street
Boston
MA 02210
The Vanguard Group	(3)	2,509,196	10.27%
100 Vanguard Boulevard
Malvern
Pennsylvania
PA 19355
Dimensional Fund Advisors LP	(4)	1,465,866	6.00%
Building One 6300 Bee Cave Road
Austin
TX 78746

Based on a review of filings with the SEC, the Corporation is unaware of other holders of more than 5% of the outstanding shares of Innospec Inc. Common Stock.

Notes:

(1)	According to a Schedule 13G/A dated January 28, 2019 BlackRock, Inc., has sole voting power over 3,837,774 shares and sole dispositive power over 3,993,716 shares.

(2)

According to a Schedule 13G/A dated February 13, 2019 filed jointly by FMR LLC. (“FMR”) and Abigail P. Johnson (“Ms. Johnson”), neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company

(“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Board of Trustees.

(3)

According to a Schedule 13G/A dated February 11, 2019 The Vanguard Group, have sole voting power over 23,896 shares, sole dispositive power over 2,483,582 shares, shared voting power over 4,200 shares, shared dispositive power over 25,614 shares and beneficially held shares of 2,509,196 shares.

(4)

According to a Schedule 13G/A dated February 8, 2019 filed by Dimensional Fund Advisors LP, it has sole voting power over 1,391,363 shares and sole dispositive power over 14,658,866 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in the Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AS OF JANUARY 31, 2019

The following table sets out the amount of the Corporation’s Common Stock beneficially owned by each of the Directors, the CEO, the CFO and the other NEOs of the Corporation:

Name		Shares Owned Directly or Indirectly	Shares Underlying Options Exercisable within 60 days	Total	Percent of Class

Mr. Hugh G. C. Aldous	(1)	34,398	11,252	45,650	*

Mr. Milton C. Blackmore	(2)	7,000	2,506	9,506	*

Dr. Philip J. Boon		34,180	5,731	39,911	*

Mr. Ian P. Cleminson		22,997	5,059	28,056	*

Mr. David F. Landless		500	0	500	*

Dr. Ian M. McRobbie		35,889	0	35,889	*

Mr. Robert I. Paller		8,125	11,427	19,552	*

Mr. Lawrence J. Padfield		2,019	5,035	7,054	*

Mr. Joachim Roeser		5,260	8,198	13,458	*

Mr. Brian R. Watt		30,553	4,852	35,405	*

Mr. Patrick S. Williams		183,714	34,965	218,679	*

Directors and Executive Officers as a group (13 persons)	(3)	386,635	93,314	479,949	1.62

Footnotes to “Stock Ownership” table:

(*)	Less than 1%
(1)	In the case of Mr. Aldous this figure includes 15,380 shares held by Union Pension Trustees
(2)	In the case of Mr. Blackmore this figure includes 1,000 held by “The Milton & Janet Blackmore Trust’
(3)	Includes the above named directors and officers as well as Dr. Catherine Hessner and Mr. David Jones

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s Directors and Officers, and persons who beneficially own more than 10% of a registered class of the Corporation’s Common Stock and other equity securities, to file initial reports of ownership and reports of changes in ownership of the Corporation’s Common Stock or other equity securities with the SEC. Such persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Corporation, the Corporation believes that each of its Officers, Directors and beneficial owners of more than 10% of the Common Stock complied with all Section 16(a) filing requirements applicable to them during fiscal 2018, except that due to an administrative error, Mr. Landless filed one late report for a purchase of shares of Common Stock.

OTHER MATTERS

As of the date of this Proxy Statement, management is not aware of any matters to be presented at the Annual Meeting of Stockholders other than the matters specifically stated in the Notice of Meeting and discussed in this Proxy Statement. If any other matter or matters are properly brought before the meeting, the persons named in the enclosed Proxy Form have discretionary authority to vote the proxy on each such matter in accordance with their judgement.

SOLICITATION AND EXPENSES OF SOLICITATION

The solicitation of proxies will be made initially through the internet and by e-mail. The Corporation’s Directors, Executive Officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries that will mail material to or otherwise communicate with the beneficial owners of shares of the Corporation’s Common Stock. All expenses of solicitation of proxies will be paid by the Corporation.

ANNUAL REPORT TO STOCKHOLDERS

A copy of the Corporation’s 2018 Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is now available to stockholders via the internet at www.envisionreports.com/iosp. Stockholders who require a printed copy of the Annual Report on Form 10-K may obtain one by writing to or calling our investor relations department: Investor Relations, Innospec Inc., Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4EY, England, telephone +44-151-355-3611, or by e-mail to investor@innospecinc.com.

STOCKHOLDERS’ PROPOSALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

The Corporation anticipates holding its 2020 Annual Meeting of Stockholders on May 6, 2020.

Under the regulations of the SEC, any stockholder wishing to make a proposal to be acted upon at the 2020 Annual Meeting of Stockholders and have it included in our proxy materials must present such proposals to the Secretary of the Corporation not later than November 27, 2019.

Stockholder proposals or Director nominations not included in a proxy statement for an annual meeting must comply with the advance notice procedures and information requirements set out in the Bylaws of the Corporation in order to be properly brought before that Annual Meeting of Stockholders. Under the Corporation’s Bylaws, any stockholder desiring to make a proposal to be acted upon at the 2020 Annual Meeting of Stockholders must present such proposals to the Corporate Secretary not before February 8, 2020 and not later than March 9, 2020.

By order of the Board of Directors

David B. Jones

Vice President, General Counsel,

Chief Compliance Officer and Corporate Secretary

March 22, 2019

PLEASE VOTE VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR NOTICE OR PROXY CARD OR ALTERNATIVELY, IF YOU HAVE REQUESTED WRITTEN MATERIALS SIGN, DATE AND RETURN YOUR PROXY CARD IN THE RETURN ENVELOPE PROVIDED.

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A Proposals —The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.
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2019 Annual Meeting Admission Ticket 2019 Annual Meeting of Innospec Inc. Stockholders Wednesday, May 8, 2019, 10:00 a.m. Central Time Innospec's offices 2600 Technology Forest Blvd., The Woodlands, Houston, TX77381 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/iosp Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/iosp IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Innospec Inc. Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting May 8, 2019 Patrick S. Williams and Ian P. Cleminson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Innospec Inc. to be held on May 8, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address Please print new address below. Comments Please print your comments below.